KDW DRAFT OF JANUARY 13, 1995


                               AGREEMENT OF LEASE

                                    between

                         SAMMIS NEW JERSEY ASSOCIATES,
                                    Landlord

                                      and

                      DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.,
                                     Tenant


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                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----



PREAMBLE ................................................................     1

     A.   Premises or Demised Premises ..................................     1

     B.   Term ..........................................................     1

     C.   Expiration Date ...............................................     1

     D.   Permitted Use .................................................     1

     E.   Fixed Rent ....................................................     1

     F.   Monthly Fixed Rent ............................................     1

     G.   Late Charge ...................................................     2

     H.   Tenant's Proportionate Share ..................................     2

     I.   Building's Proportionate Share of Complex Expenses ............     2

     J.   Security Deposit ..............................................     2

     K.   Tenant's S.I.C. Number for Environmental Information
          (as per most recent S.I.C. Manual as published by the
          United States Office of Management & Budget) ..................     2

     L.   Designated Broker .............................................     2

     M.   Number of Tenant Allocated Parking Spaces .....................     2

     N.   Tenant's Construction Allowance ...............................     2

     1.   Premises, Term and Purpose ....................................     2

     2.   Rent ..........................................................     4

     3.   Operating Expenses ............................................     5

     4.   Completion of Improvements and Commencement of Rent ...........    14

     5.   Tenant Covenants As To Condition of Premises, and
          Compliance with Laws ..........................................    15

     6.   Tenant Improvements, Alterations and Installations ............    16

     7.   Various Negative Covenants by Tenant ..........................    17

     8.   Additional Affirmative Covenants of Tenant ....................    18

     9.   Building Directory and Signage ................................    18


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                         TABLE OF CONTENTS (Continued)
                                                                            Page
                                                                            ----

     10.  Casualty and Insurance ........................................    18

     11.  Indemnification ...............................................    21

     12.  Non-Liability of Landlord .....................................    21

     13.  Remedies and Termination Upon Tenant Default ..................    21

     14.  Remedies Cumulative; Non-Waiver By Landlord ...................    23

     15.  Services; Electric Energy .....................................    23

     16.  Subordination .................................................    27

     17.  Landlord's Cure of Tenant's Defaults ..........................    28

     18.  Notices .......................................................    28

     19.  Quiet Enjoyment ...............................................    29

     20.  Security Deposit ..............................................    29

     21.  Inspection and Entry by Landlord ..............................    30

     22.  Brokerage .....................................................    30

     23.  Parking .......................................................    30

     24.  Landlord's Inability to Perform ...............................    31

     25.  Condemnation ..................................................    31

     26.  Assignment and Subletting .....................................    31

     27.  Environmental Laws ............................................    33

     28.  Parties Bound .................................................    34

     29.  Renewal Option ................................................    35

     30.  Estoppel Certificates .........................................    37

     31.  Miscellaneous .................................................    37

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                                LIST OF EXHIBITS
                                ----------------
Exhibit
- -------

A    Floor Plan

A-1  Site Plan of Building

A-2  Site Plan of Complex

A-3  Description of Land

A-4  Floor Plan of Temporary Space

B    Location of Exclusive Spaces

C    Work Letter to Lease

C-1  Design Development Documents

C-2  Construction Specifications

D    Rules and Regulations

E    HVAC Specifications

F    Building Holidays

G    Cleaning Services

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

     THIS LEASE AGREEMENT (this "Lease"), dated January __, 1995, between SAMMIS NEW JERSEY ASSOCIATES, a California partnership having an office at c/o Gale & Wentworth, Inc., 100 Campus Drive, Suite 300, Florham Park, New Jersey 07932 ("Landlord") and DIAGNOSTIC/RETRIEVAL SYSTEMS, INC., a Delaware corporation having an office at 16 Thornton Road, Oakland, New Jersey 07436 ("Tenant").

                                    PREAMBLE

BASIC LEASE PROVISIONS AND DEFINITIONS.

     In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have the meanings set forth in this Preamble, unless such meanings are expressly modified, limited or expanded elsewhere herein.

     A. Premises or Demised Premises: The Demised Premises are outlined in red on the floor plan annexed hereto and made a part hereof as Exhibit A, consisting of 5,788 square feet of gross rentable area, together with all fixtures, equipment, improvements and installations attached thereto in the building situated on the Land (as defined in Paragraph l(a) of this Lease) located at 5 Sylvan Way in the Township of Parsippany-Troy Hills, County of Morris, and State of New Jersey, as shown on the site plan attached hereto and made a part hereof as Exhibit A-1 (hereinafter referred to as the "Building"), the Building being part of an office complex known as Morris County Financial Center, consisting of three office buildings, having a total Gross Rentable Area of 438,156 square feet and other Improvements as defined in Paragraph l(e) of this Lease, constituting an office park development as shown on Exhibit A-2 (hereinafter referred to as the "Complex") situated on the Complex Land, as defined in Paragraph l(a) of this Lease.

     B. Term: Five (5) years and six (6) months, commencing on the Commencement Date and ending on the Expiration Date unless otherwise terminated pursuant to the terms of this Lease.

     C. Expiration Date: Noon on the last day of the calendar month occurring five (5) years and six (6) months after the Commencement Date.

     D. Permitted Use: General business and office (general, administrative and executive) use.

     E. Fixed Rent: One Hundred Forty-Three Thousand Two Hundred Fifty-Three and 00/100 ($143,253.00) Dollars per annum.

     F. Monthly Fixed Rent: One-Twelfth of Fixed Rent, being Eleven Thousand Nine Hundred Thirty-Seven and 75/100 ($11,937.75) Dollars per month.

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     G. Late Charge: Four percent (4%) of the amount of the payment due.

     H. Tenant's Proportionate Share: Three and Eighty-Three hundredths percent (3.83%) determined by dividing the gross rentable area of the Demised Premises (which Landlord represents is 5,788 square feet) by (ii) the gross rentable area of the Building (which Landlord represents is 151,023 square feet). The gross rentable area of the Demised Premises and the Building were established in accordance with BOMA Code #ANSI Z 65.1-1980.

     I. Building's Proportionate Share of Complex Expenses: Thirty-Four and Forty-Seven hundredths (34.47%) percent determined by dividing the gross rentable area of the Building (which Landlord represents is 151,023 square feet) by the gross rentable area of the Complex (which Landlord represents is 438,156 square feet).

     J. Security Deposit: None.

     K. Tenant's S.I.C. Number for Environmental Information {as per most recent S.I.C. Manual as published by the United States Office of Management & Budget):
3812.

     L. Designated Broker: Cushman & Wakefield of New Jersey, Inc., One Meadowlands Plaza, Suite 1100, East Rutherford, New Jersey 07073.

     M. Number of Tenant Allocated Parking Spaces: Twenty Three (23) spaces, consisting of Three (3) exclusive spaces in the Building garage ("Exclusive Spaces"), which Exclusive Spaces are designated on Exhibit B hereto, and Twenty
(20) non-exclusive outdoor spaces ("Non-Exclusive Spaces").

     N. Tenant's Construction Allowance: In accordance with Exhibit C attached hereto and made a part hereof.

     The parties hereby agree to the following terms and conditions:

     1. Premises, Term and Purpose.

     (a) Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Demised Premises located in the Building, together with the non-exclusive right to use any pedestrian easements and/or vehicular easements which may exist from time to time for the benefit of tenants of the Building over any portion of the Complex Land, together with all other Common Areas, as defined in Paragraph l(d), for the Term commencing on the "Commencement Date" as defined in Subparagraph (b) of this Paragraph 1, and ending on the Expiration Date, or such earlier date upon which the Term may expire or to be terminated pursuant to the provisions of this Lease or pursuant to Law. Landlord represents to Tenant that the parcel of land on which the Building is located (hereinafter called the "Land"), is known and

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designated as Lot 4.03, Block 202 on the tax maps of the Township of Parsippany
Troy Hills, and is more particularly described on Exhibit A-3 annexed hereto and made a part hereof. Landlord represents to Tenant that said lot is a separate and distinct tax lot, the assessment for which includes only the Land and Improvements and no other buildings, structures or improvements. Landlord represents to Tenant that the parcels of land on which the Complex is located (hereinafter called the "Complex Land") consist of approximately 23.21 acres, known and designated as Lots 4.01, 4.02 and 4.03 all in Block 202 on the tax maps of the Township of Parsippany Troy Hills.

     (b) For purposes of this Lease the Commencement Date shall be March 17, 1995, subject to the provisions of Paragraph 4(b)).

     (c) The Demised Premises shall be used by Tenant for the Permitted
Use and for no other use or purpose. Notwithstanding anything to the contrary contained in this Lease, Tenant shall always be permitted to use the Demised Premises for the Permitted Use. The Permitted Use shall not be deemed to include the following uses which are expressly prohibited: governmental offices, drive-up facility, educational, training or similar classes for members of the general public, union offices, medical or similar treatments, barber or beauty parlor, gaming or political activities, pornographic, employment, recruiting or placement activities (except executive search), and walk-in retail trade as related to any business, even if that type of business is otherwise permitted, and any other use or uses which are of the same or similar nature or character. Tenant shall not use or occupy the Demised Premises or any part thereof, for any purpose deemed unlawful, disreputable, or extra-hazardous on account of fire or other casualty, or for any purposes which shall impair the character of the Building. Tenant, at its sole cost and expense shall obtain any consents, licenses, permits or approvals required or obtainable in normal course to conduct its particular business at the Demised Premises as compared to certificates of occupancy or the like which shall be obtained by Landlord at Landlord's sole cost and expense.

     (d) The "Common Areas" shall consist of the "Building Common Areas", as defined herein, and the "Complex Common Areas", as defined herein. (i) The "Building Common Areas" shall be those parts of the Building and other improvements designated by Landlord from time to time for the common use of all tenants of the Building, including among others, facilities, halls, lobbies, delivery passages, drinking fountains, public toilets, and the like, or similar improvements operated, owned or maintained, in whole or in part, by Landlord with respect to the Building. (ii) The "Complex Common Areas" shall be those parts of the Complex exterior to the Building and other buildings in the Complex designated by Landlord from time to time for the common use of all tenants in the Complex, including but not limited to, parking lots, service buildings, parkways, drives, greenspaces, parks, fountains retention pond, or other facilities owned, operated or maintained, in whole or in part, by Landlord or, the owner or operator from time to time of same, for use by all tenants of the Complex and/or such other owners and operators. The Common Areas shall be operated and maintained by Landlord

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and such other owners or operators for the benefit of all tenants in a first class manner. The use of the Common Areas, shall be in common with Landlord, other tenants of the Building and the Complex and other persons entitled to use the same. Landlord shall not modify the Building Common Areas in any way which has a material adverse impact on Tenant's access to the Demised Premises, Tenant's primary entrance to the Demised Premises or Tenant's ability to conduct its business at the Demised Premises as permitted under this Lease.

     (e) For purposes of this Lease the term "Improvements" shall mean and include all, whether existing now or in the future, buildings, including the Building, and/or appurtenant structures or improvements of any kind, whether above, on, or below the land surface, including without limitation, outbuildings, loading areas, canopies, walls, waterlines, sewer, electrical and gas distribution facilities, parking facilities, walkways, streets, roads, rights of way, fences, hedges, exterior plantings, poles, and signs.

     2. Rent.

     (a) The rent reserved under this Lease for the Term hereof shall be and consist of (a) the Fixed Rent payable in equal monthly installments in advance, on the first day of each and every calendar month during the Term (except that Tenant shall pay the second monthly installment upon signing this Lease, the monthly installment of Fixed Rent payable for the first month of the Term being forgiven as a rental concession pursuant to Paragraph 2(d)); plus (b) such additional rent ("Additional Rent") in an amount equal to Tenant's Proportionate Share of Expenses (as such terms are defined in Paragraph 3 of this Lease) and all charges for services and utilities pursuant to Paragraph 15 hereof, and any other charges as shall become due and payable hereunder, which Additional Rent shall be payable as hereinafter provided, all to be paid to Landlord at its office stated above, or such other place as Landlord may designate in writing, in lawful money of the United States of America; provided, however, that if the Commencement Date shall occur on a date other than the first calendar day of a month, the rent for the partial month commencing on the Commencement Date shall be appropriately pro-rated on the basis of the monthly rent payable during the first year of the Term. If the Expiration Date occurs on other than the last day of a calendar month, the rent for such month shall likewise be pro-rated.

     (b) Tenant does hereby covenant and agree promptly to pay the Fixed Rent, Additional Rent and any other charges herein reserved as and when the same shall become due and payable, without demand therefor (except as otherwise expressly provided for in this Lease), and without any set-off or deduction whatsoever (except as otherwise expressly provided for in this Lease or allowed by Law). All Additional Rent and other charges payable hereunder, which are not due and payable on a monthly basis during the Term, unless otherwise specified herein, shall be due and payable within twenty (20) days of delivery by Landlord to Tenant of notice to pay the same together with a statement showing the manner in which the amount was calculated.

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     (c) In the event that any payment of Fixed Rent, Additional Rent or any other charges shall be paid more than ten (1O) days after the due date for same provided herein, Tenant shall pay the Late Charge. Notwithstanding the foregoing, Tenant shall be permitted to make three (3) late payments each Lease Year without being assessed a Late Charge therefore (it being understood that each thirty (30) day period or any portion thereof that a late payment remains outstanding shall constitute a "late payment", so that, for example, if Monthly Fixed Rent for the month of January is not paid until March 1, the Tenant shall be deemed to have made two (2) late payments for purposes of this subparagraph).

     (d) Notwithstanding anything to the contrary contained in this Paragraph 2, so long as Tenant is not in default hereunder beyond any applicable notice and grace period, Tenant shall not be required to pay to Landlord the monthly Fixed Rent attributable to the first, thirteenth, twenty-fifth, thirty-seventh, forty-ninth and sixty-first months of the Term; provided, however, that Tenant shall be required to pay Additional Rent as set forth in this Lease during such six months. If Landlord, in its sole discretion, agrees to accept an untimely cure of any default hereunder and Tenant effectuates such cure after losing the benefit of a monthly rent abatement hereunder, Tenant shall be entitled to credit the amount of Fixed Rent which would have been abated during the first, thirteenth, twenty-fifth, thirty-seventh, forty-ninth or sixty-first month, as applicable, from the Fixed Rent from the first full payment of Monthly Fixed Rent which is due and payable following the acceptance of such cure by Landlord.

     3. Operating Expenses.

     (a) For purposes of this Paragraph, the following definitions shall apply:

          "Initial Year" shall mean the 1995 calendar year.

          "Lease Year" shall mean each calendar year subsequent to the Initial Year.

          "Real Estate Taxes" shall mean the real estate taxes and assessments for municipal improvements now or hereafter imposed upon the Land, the Building and other real property included with or located upon the Land. If, due to a change in the method of taxation or assessment, any franchise, income, profit or other tax, however designated, shall be substituted by the applicable taxing authority in whole or in part, for the Real Estate Taxes now or hereafter imposed on the Land, the Building or other real property included in the Land to the extent the same is imposed on owners of real estate in particular and not taxpayers in general, such franchise, income, profit or other tax shall be deemed to be included in the term "Real Estate Taxes" (for such purposes the tax in question shall be calculated as if the Land and Improvements were the sole asset of Landlord).

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     Real Estate Taxes shall not include (i) any inheritance, estate, succession, transfer, gift, franchise, net income, capital stock tax, corporate, capital levy, stamp or transfer tax or similar or dissimilar tax (except to the extent that, as provided for above, such tax is substituted for and in lieu of Real Estate Taxes now or hereafter imposed on the Land or the Improvements) or
(ii) penalties, interest or the like with respect to any Real Estate Taxes (unless such penalties, interest or the like arise from Tenant's failure to make timely payment of Tenant's Proportionate Share of Expenses pursuant to Paragraph 3(c)). If any Real Estate Taxes, by law, may at the option of the taxpayer be paid in installments, then for purposes of calculating Expenses, Landlord shall be deemed to pay the same in the maximum number of installments permitted by law and there shall be included hereunder in each Lease Year only those installments becoming due during such Lease Year.

     "Expenses" shall mean (i) Real Estate Taxes, (ii) the total of all the reasonable and customary costs and expenses paid or incurred by Landlord with respect to the management, operation, maintenance, and repair of the Building, the Land and any other improvements located on the Land, and the services provided tenants therein (excepting (a) electrical energy expenses paid directly by tenants (including Tenant) to Landlord or to the applicable utility supplying said service pursuant to Paragraph 15 of this Lease and equivalent provisions of other leases and (b) the costs of providing a type of utility to a single tenant which is not provided to all tenants), including, but not limited to, the cost and expenses incurred for and with respect to: all utilities, including without limitation, water, electricity, gas, lighting, sewer and waste disposal; air conditioning, ventilation and heating (subject to the deduction hereinafter described); lobby maintenance and cleaning; maintenance of elevators; protection and security; lobby plantings and interior landscape maintenance which are appropriate for the continued operation of the Building in a first-class manner; maintenance and painting of non-tenant areas; fire, all risk, boiler and machinery, sprinkler, apparatus, public liability and property damages, rent and plate glass insurance; supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans, group insurance, workmen's compensation insurance, payroll, social security, unemployment and other similar taxes with respect to employees of Landlord; uniforms and workers clothes for such employees and the cleaning thereof and other similar employee benefits and expenses imposed on Landlord pursuant to law or to any collective bargaining agreement with respect to such employees to the extent and in such proportion that the services of such employees are dedicated to the operation of the Building, up to and including the Building manager; the cost for a bookkeeper and for an accountant and any other professional and consulting fees, including legal and auditing fees to the extent and in such proportion that the services of such professionals and consultants are dedicated to the operation of the Building; association fees or dues; the expenses, including payments to attorneys and appraisers, incurred by Landlord in connection with any application or proceeding wherein Landlord obtains or seeks to obtain reduction or refund of the Real Estate Taxes payable or paid; management fees of the Building to the extent consistent with market conditions and any other expenses of any other kind whatsoever reasonably and customarily incurred in managing, operating, maintaining and repairing the Building, the Land and any other improvements located

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on the Land, and (iii) the Building's Proportionate Share of Complex Expenses,
as hereinafter defined. Expenses shall not include any cost borne by any other tenant or as to which any other tenant is required to pay the entire cost of the same, whether or not as additional rent.

     "Complex Expenses" shall mean the total of all the reasonable and customary costs and expenses paid or incurred by Landlord and/or others to the extent such costs incurred by others are chargeable to Landlord or contributable to by Landlord with respect to the management, operation, maintenance, and repair of the Complex Common Area and the services provided tenants therein (excepting those Expenses described in the immediately preceding subparagraph or otherwise borne by any other tenant or as to which any other tenant is required to pay the entire cost of same, whether or not as additional rent) and including, but not limited to, the reasonable and customary cost and expenses incurred for and with respect to: all utilities, including but not limited to, exterior lighting, electricity and waste disposal (excepting those utility expenses described in the immediately preceding subparagraph or otherwise borne by any other tenant or as to which any other tenant is required to pay the entire cost of same, whether or not as additional rent) protection and security; maintenance, painting and cleaning of the Complex Common Area; exterior landscape maintenance; snow removal, parking lot maintenance, striping and repairs, maintenance and repairs of the roads, streets, driveways, utilities, retention pond and drainage facilities; all risk, public liability and property damage insurance (excepting those insurance expenses described in the immediately preceding subparagraph or otherwise borne by any other tenant or as to which any other tenant is required to pay the entire cost of same, whether or not as additional rent); supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans, group insurance, workmen's compensation insurance, payroll, social security, unemployment and other similar taxes with respect to employees of Landlord; uniforms and working clothes for such employees and the cleaning thereof; and other similar employee benefits and expenses imposed on the Landlord and/or others pursuant to law or to any collective bargaining agreement with respect to such employees, to the extent and in such proportion that the services of such employees are dedicated to the operation of the Complex and not any one particular building, up to and including the manager; the cost for a bookkeeper and for an accountant and for any other professional and consulting fees, including legal and auditing fees to the extent and in such proportion that the services of such professionals and consultants are dedicated to the operation of the Complex and not to any particular buildings therein; association fees or dues; the expenses and management fees of the Complex to the extent consistent with market conditions and any other expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the exterior areas of the Complex, Complex Common Area and Complex Land.

     No expense shall be included as both Expenses and Complex Expenses, it being the intention of this Paragraph 3(a) that there shall be no duplication of charges in the calculation of Expenses or Complex Expenses hereunder. The determination of Expenses and Complex Expenses shall be made in a generally consistent manner from year to year. Expenditures shall be included in Expenses and Complex Expenses only to the extent that the same are reasonable

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given the first class nature of the Building and the Complex and the level of service being provided to both.

     "Base Year Expenses" shall mean the Expenses payable by Landlord for the Initial Year based upon ninety-five (95%) percent occupancy of the Building. If the average occupancy of the Building during the Initial Year is less than ninety-five (95%) percent, Landlord shall reasonably determine what the Expenses for the Initial Year would have been assuming ninety-five (95%) percent occupancy of the Building, which reasonable determination shall be binding and conclusive and be deemed to be the Expenses for the Initial Year.

     Landlord agrees that with respect to all maintenance, repair, replacement and improvement expenses referred to in the two immediately preceding Paragraphs involving contracts or individual expenditures exceeding $25,000.00, other than emergency repairs, Landlord shall obtain at least two competitive bids from persons or entities not affiliated with Landlord and shall utilize the lowest responsible bidder for such work.

     No expenses shall be included as both Expenses and Complex Expenses, it being the intention of this Paragraph 3(a) that there shall be no duplication of charges in the calculation of Real Estate Taxes, Expenses or Complex Expenses hereunder. The determination of Expenses and Complex Expenses shall be made in a consistent manner from year to year. Expenditures shall be included in Expenses and Complex Expenses only to the extent that the same are reasonable given the first class nature of the Building and the Complex and the level of service being provided to both. Expenses and Complex Expenses shall exclude or have deducted from them, as the case may be:

          (i) leasing commissions, brokerage commissions, finder's fees or similar commissions or fees;

          (ii) salaries for executives above the grade of Building manager, with regard to Expenses, or Complex manager, with respect to Complex Expenses;

          (iii) Building and Complex start-up, opening or construction expenses;

          (iv) except as provided hereinbelow, expenditures for capital improvements, or other expenses which are capital in nature, as determined pursuant to generally accepted accounting principles consistently applied, except for those de minimis amounts that are expensed and except for capital expenses required by law enacted after the Commencement Date, in which case the cost thereof shall be included in Expenses for the calendar year in which the costs are incurred and subsequent calendar years on a straight line basis amortized over its useful life with an interest factor equal to the Prime Rate;

          (v) advertising, marketing and promotional expenditures;

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          (vi) legal fees for lease negotiations and disputes with tenants or incurred in connection with enforcing the provisions of any lease of space in the Building or the Complex and legal and auditing fees, other than legal and auditing fees reasonably incurred in connection with maintenance and operation of the Building and the Complex, or in connection with the preparation of statements required for all tenants pursuant to additional rent or lease escalation provisions;

          (vii) as a deduction, amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included as Expenses hereunder;

          (viii) cost of repairs or replacements incurred by reasons of fire or other casualty or caused by the exercise of the right of eminent domain or compensable to Landlord by virtue of Landlord's insurance;

          (ix) rent under any ground or underlying leases;

          (x) depreciation;

          (xi) allowances, concessions or other costs and expenses of decorating, redecorating, fixturing, furnishing or renovating space demised or intended to be demised to new or existing tenants or for other occupants of the Building or any other building in the Complex;

          (xii) any cost incurred for a service provided to one or more tenants or occupants of the Building or any other building in the Complex but not required by this Lease to be provided to Tenant without separate charge;

          (xiii) any amount incurred by Landlord (or any owner or operator of any portion of the Complex) by reason of Landlord's (or other such persons) negligence or intentional misconduct (but the cost of insuring against such risks may be included as Expenses or Complex Expenses);

          (xiv) any fines or penalties incurred due to violations by Landlord or any owner or operator of any portion of the Complex of any governmental law, rule or authority;

          (xv) any costs or expenses (including fines, interest, penalties and legal fees) incurred due to the violation (or the correction thereof) by Landlord (or any other owner or operator of the Complex), of the terms and conditions of any lease pertaining to the Building (or any other building in the Complex) or incurred due to Landlord's failure (or the failure of any other owner or operator of the Complex) to timely pay Expenses, Complex Expenses or Real Estate Taxes;

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

          (xvi) the costs or expenses for purchasing, owning, leasing and/or maintaining sculpture, paintings or other works of art installed or used in or on the Building, the Complex, the Building Common Areas or the Complex Common Areas;

          (xvii) lease takeover costs incurred by Landlord in connection with new leases at the Building or Complex;

          (xviii) costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act or other similar law;

          (xix) costs and expenses of the sale of all or any portion of the Complex;

          (xx) amounts received by Landlord through warranties and service contracts or otherwise, insurance proceeds and condemnation awards to the extent they are compensation for sums previously included in Expenses or Complex Expenses hereunder;

          (xxi) costs for performing tenant installations for any individual tenant or for performing work or furnishing services to or for individual tenants at such tenant's expense and any other contribution by Landlord to the costs of tenant improvements;

          (xxii) interest, points and fees on debt or amortization on or for any mortgage or mortgages encumbering the Complex, or any part thereof, and all principal, escrow deposits and other sums paid on or in respect to any indebtedness (whether or not secured by a mortgage lien) and on any equity participations of any lender or lessor, and all costs incurred in connection with any financing, refinancing or syndication of the Complex, or any part thereof;

          (xxiii) except as provided hereinbelow, rentals and other related expenses incurred in leasing airconditioning systems, elevators or other equipment ordinarily considered to be of a capital nature;

          (xxiv) the cost and expense of correcting defects in the construction of the Building or Complex or defects in any other improvements (as distinguished from maintenance and repairs required as a result of the use thereof);

          (xxv) any amount incurred to a company or other entity affiliated with Landlord (or affiliated with any other owner or operator of any part of the Complex) to the extent the same exceeds the amount which would have been incurred on a fair market basis in the absence of such affiliation;

          (xxvi) the costs of furnishing electricity to the leased premises of any existing tenant in the Building or any area which is or will in the future be included in the leased premises of any Building tenant; and

          (xxvii) the general corporate overhead and general administrative expenses of landlord or the owner or operator of any portion of the Complex, except as specifically permitted herein with respect to certain management, bookkeeping and other expenses incurred in connection with the management, maintenance and operation of the Building or the Complex.

     In computing Expenses and Complex Expenses, there shall be credited as a deduction therefrom all amounts chargeable to specific tenants of the Building, and to specific tenants of other buildings in the Complex, to the extent those amounts are included in Expenses and/or Complex Expenses. Expenses and Complex Expenses shall be net only and for that purpose shall be deemed reduced by the amount of all reimbursements, recoupments, payments, discounts, credits, reductions, allowances, or the like received or receivable by Landlord, or by any other owner or operator of any part of the Complex in connection with Expenses and Complex Expenses.

     If Landlord and/or others (to the extent such costs incurred by others are chargeable in whole or in part to Landlord) shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Expenses or Complex Expenses, then the costs for same shall be included in Expenses or Complex Expenses. The costs of capital equipment or capital expenditures are to be included in Expenses or Complex Expenses for the calendar year in which the costs are incurred and subsequent calendar years on a straight line basis amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Expenses or Complex Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure with an interest factor equal to the Prime Rate at the time of Landlord's having actually incurred said costs. If Landlord and/or others shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to leasing shall be included in Expenses or Complex Expenses for the calendar year in which they were incurred. Notwithstanding the foregoing, in no event shall the amount included in Expenses or Complex Expenses for any calendar for "cost-saving" capital improvements (whether such capital improvements are purchased or leased) exceed the amount by which Expenses or Complex Expenses are reasonably estimated to have been reduced in said calendar year as a result of said capital improvements.

     If during all or part of any calendar year (including the Initial Year), Landlord and/or others shall not furnish any particular item(s) of work or service (which would constitute an Expense or Complex Expense hereunder) to portions of the Building or the Complex due to the fact that construction of the Building or the Complex is not completed, or such portions are not occupied or leased or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, for the purposes of computing the Additional Rent payable hereunder, the amount of the Expenses or Complex Expenses for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord and/or others if it or they had at its or their own expense furnished such item of work or service to such portion of the Building or Complex.

     (b) In the event (i) that the Commencement Date shall occur on other than the first day of a calendar year, or (ii) that the date of the expiration or other termination of this Lease shall be a day other than the last day of a calendar year, or (iii) of any abatement of the Fixed Rent payable hereunder pursuant to any provision of this Lease (other than Paragraph 2(d)), for any period of time not equal to a full calendar year, or (iv) of any increase or decrease (as herein provided) in the Gross Rentable Area of the Demised Premises or in the Gross Rentable Area of the Building or the Complex, then in each such event in applying the provisions of this Article 3 with respect to such calendar year in which such event shall have occurred, appropriate adjustments shall be made to Tenant's Proportionate Share of Expenses payable pursuant to Paragraph 3(c) so as to apportion such payment on the basis of (i) the pro rata portion of the calendar year during which such payment is to be made and/or (ii) the increase or decrease in Tenant's Proportionate Share of Expenses by virtue of the changes in any such Gross Rentable Area.

     (c) Tenant shall be responsible for Tenant's Proportionate Share of the amount by which Expenses for any Lease Year exceed Base Year Expenses during the Term as herein provided.

          (1) At the end of the Initial Year and thereafter for each successive Lease Year, or part thereof, Landlord shall send to Tenant a statement of projected expenses, ("Projected Expenses") for the applicable Lease Year as estimated by Landlord in good faith, if any, (an "Expense Projection"), and shall indicate what the estimated amount of Tenant's Proportionate Share of said Expenses which are in excess of Base Year Expenses shall be, said amount to be paid in equal monthly installments (rounded to the nearest whole dollar) in advance on the first day of each month by Tenant as Additional Rent, commencing January 1st of the applicable Lease Year.

          (2) If during the course of any Lease Year, Landlord shall have reason to believe that the Expenses shall be higher than that upon which the aforesaid Expense Projections were originally based as set forth in subparagraph (1) of this paragraph (c) then Landlord shall be entitled to adjust the Expense Projection by a lump sum invoice for the months of the Lease Year which precede the revised Projections, and to advise Tenant of an adjustment in future monthly projection amounts to the end result that Landlord's Projected Expenses shall be on a reasonably current basis each Lease Year.

          (3) Within ninety (90) days following the end of each Lease Year, Landlord shall send to Tenant a statement of actual Expenses incurred for the prior Lease Year showing Tenant's Proportionate Share of Expenses due from Tenant. Such statement shall contain sufficient detail to enable Tenant to analyze the same and to compare the same to the Initial Year. In the event the amount prepaid by Tenant exceeds the amount that was actually due based upon actual year end cost, then Landlord shall, at Landlord's option, either credit the amount of the overcharge against the next due monthly payment of Projected Expenses pursuant to Paragraph 3(c)(1) hereof or pay to Tenant an amount equal to the overcharge at the time such statement is provided to Tenant. In the event Landlord has undercharged Tenant, then Landlord shall provide Tenant with an invoice stating the additional amount due, which amount shall be paid in full by Tenant within twenty (20) days of receipt.

          (d) Each and every of the aforesaid Expense Projection amounts, whether requiring lump sum payment or constituting Projected monthly amounts added to the Fixed Rent, shall for all purposes be treated and considered as Additional Rent and the failure of Tenant to pay the same as and when due in advance and without demand shall have the same effect as failure to pay any installment of the Fixed Rent and shall afford Landlord all the remedies provided in this Lease therefor, including, without limitation, the Late Charge as provided in Paragraph 2(c) of this Lease.

          (e) Tenant acknowledges and agrees that Landlord shall have the right to change the period of the Lease Year, either before or during the Term, to any other fiscal year or twelve month period, provided that the application of such change does not result in Tenant's paying for any period of time or in the aggregate more than it would pay absent such change. In the event Landlord makes such change, then the same shall be effective upon written notice to Tenant and, in such event, Tenant shall pay Tenant's Proportionate Share of Expenses for the period from the end of the initially designated Lease Year, as last billed, to the beginning of the newly designated Lease Year, prorated for such period, within twenty
     (20) days of the rendering by Landlord of the bill for such interim period. If the Building shall have been less than ninety five percent (95%) occupied during the entire Lease Year, then the Expenses shall be projected for such Lease Year as set forth in the last paragraph of the definition of Expenses contained herein. Real Estate Taxes, for the purposes of this Lease shall reflect the full assessed value of the Building multiplied by the tax rate then in effect. If all the Building, Land and improvements to be included in the Building have not been included in the assessed value of the Building for the calculation of Real Estate Tax during the Initial Year, then the Real Estate Taxes for the Initial Year shall be adjusted by Landlord to reflect the amount of Real Estate Taxes which would be imposed on the Building if all of the Building, Land and improvements to be included in the Building were completed and included in said assessed value of the Building and in the Real Estate Taxes and had been fully assessed.

          (f) Landlord shall maintain the Building Common Areas, the building systems (including, without limitation, heating, ventilating and air conditioning, plumbing and electric systems), the structural elements of the Building and the roof. Landlord shall also maintain, or cause to be maintained, the Complex Common Areas.

     4. Completion of Improvements and Commencement of Rent

     (a) Landlord agrees to provide the improvements and other work in and to the Demised Premises in accordance with the terms, conditions and provisions of Exhibit C, attached hereto and made a part hereof.

     (b) The Demised Premises shall be deemed ready for occupancy and the Commencement Date hereunder shall occur on March 17, 1995 or such later date that (a) the Demised Premises shall be delivered to Tenant free of occupants, in tenantable condition, broom clean and free of violations of any health, safety, fire and other statutes and regulations governing the Demised Premises and its use, all of which shall be established by issuance of a certificate (temporary or final) by appropriate governmental authority, permitting occupancy of the Demised Premises for the purposes set forth herein; and (b) Landlord has substantially completed the initial installations and other work in and to the Demised Premises agreed to be performed by it pursuant to Paragraph 4(a) (and Landlord shall be deemed to have substantially completed said installations and other work notwithstanding that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed in the Demised Premises or any part thereof, the non-completion of which does not materially interfere with Tenant's access to or use of the Demised Premises or with Tenant's ability to do work in the Demised Premises which is not part of Landlord's work but which is necessary for Tenant's use of the Demised Premises). If the occurrence of any of the conditions listed in the preceding sentence, and thereby the making of the Demised Premises ready for occupancy, shall be delayed due to a Tenant Delay (as defined in Section 3.2 of Exhibit "C"); then, subject to the provisions of Exhibit "C", the Commencement Date shall be accelerated by a time period equal to the number of days of Tenant Delay so caused by Tenant. In the event any such Tenant Delay days shall be asserted by Landlord, Landlord shall notify Tenant of the same, as provided in
Section 3.2 of Exhibit "C". Landlord shall give Tenant fourteen (14) days prior notice of the estimated Commencement Date.

     (c) If the Commencement Date does not occur by March 27, 1995 (net of Tenant Delay days), Landlord shall provide Tenant on such date with approximately 3,000 to 4,000 gross rentable square feet of space within the building commonly known as 1 Sylvan Way, Parsippany, New Jersey and located within the Complex (the "Temporary Space") and shown on Exhibit "A-4" for a period not to exceed seven (7) months. In the event Tenant elects to accept such Temporary Space, Tenant's occupancy thereof shall be subject to all of the terms and conditions of this Lease, except that (i) Tenant shall pay Fixed Rent at the rate of Twenty-Four and 75/100 Dollars ($24.75) per gross rentable square feet of the Temporary Space for the month of April, 1995, (ii) Tenant shall not be obligated to pay Fixed Rent, Expenses and Complex Expenses for the months of May, June, July, August, September or October, 1995, (iii) Tenant shall pay electrical energy expenses with respect to the Temporary Space at the monthly rate of One and 25/100 Dollars ($1.25) per gross rentable square feet of the Temporary Space and (iv) Tenant shall vacate the Temporary Space on or before the earlier to occur of (i) that date which is thirty (30) days after the Commencement Date or (ii) October 31, 1995, whether or not the Commencement Date shall have occurred. If the Commencement Date shall not have occurred on or before October 31, 1995, Tenant shall have the option of terminating this Lease by giving written notice of termination on or before October 31, 1995. Tenant shall be permitted to have access to the Demised Premises prior to the Commencement Date on reasonable conditions established by Landlord in order to permit Tenant to complete Tenant's work in the Demised Premises, provided that such access shall not be permitted to interfere with Landlord's construction pursuant to Paragraph 4(a). If Landlord obtains a temporary certificate of occupancy, Landlord shall take all steps necessary to preserve the continued validity thereof until Landlord obtains a final, unconditional certificate of occupancy.

     (d) Tenant may occupy the Demised Premises as soon as the same are ready for its occupancy and the Commencement Date shall have occurred (but not prior to said date except for installation of Tenant's fixtures, equipment, personal property and for the erection of Tenant's furniture or otherwise with the express consent of Landlord). If and when Tenant shall take actual possession of the Demised Premises, subsequent to the completion of the Landlord's work pursuant to Paragraph 4(a), it shall be conclusively presumed that the same are in satisfactory condition, except as to (i) those items of work remaining to be performed by Landlord pursuant to this Paragraph 4, (ii) any items of work set forth on a "Punch List" to be submitted to and acknowledged by Landlord in writing within thirty (30) days after the Commencement Date or (iii) any defects in the construction of the work performed by Landlord pursuant to Paragraph 4(a) of which Tenant notifies Landlord with one (1) year of the Commencement Date. Landlord shall proceed diligently to complete such punch list items and to correct any such construction defects.

     5. Tenant Covenants As To Condition of Premises, and Compliance with Laws.

     (a) In the event that the Building or any of the equipment affixed thereto or stored therein should be damaged as a result of any act of Tenant, its agents, servants, employees, invitees or contractors, Tenant shall, upon demand, pay to Landlord the reasonable cost of all required repairs, including structural repairs. Tenant shall commit no act of waste and shall take good care of the Demised Premises and the equipment affixed thereto and stored therein, shall maintain the Demised Premises in good condition and state of repair, and at the end or certain expiration of the term hereof, shall deliver up the Demised Premises in good order and condition, wear and tear from a reasonable use thereof, Landlord's repair obligations and damage by fire, casualty and condemnation excepted. Landlord shall perform, or cause to be performed, all such maintenance and repairs and Tenant shall pay to Landlord the costs incurred therefor twenty (20) days after demand as Additional Rent.

     (b) Tenant, at Tenant's expense, shall promptly comply in all material respects with all laws, rules, regulations and ordinances, of all governmental authorities or agencies having jurisdiction over the Demised Premises, and of all insurance bodies (including, without limitation, the Board of Fire Underwriters), at any time duly issued or in force, applicable to the Demised Premises or any part thereof or to Tenant's use thereof; but only to the extent that the obligations to comply therewith arise from Tenant's particular and specific manner of use of the Demised Premises as distinguished from an obligation to comply with laws arising with respect to office space generally. Landlord shall comply with all laws relating to the Common Areas and all laws relating to the Demised Premises which Tenant is not obligated to comply with hereunder.

     6. Tenant Improvements, Alterations and Installations.

     (a) With the exception of Tenant's trade and business fixtures and machinery, furniture, moveable partitions and personalty (including computer, communication and other office equipment ("Tenant's Property"). All fixtures, equipment, improvements, alterations, installations which are attached to the Demised Premises, and any additions and appurtenances made by Tenant to the Demised Premises shall become the property of Landlord upon installation. Not later than the last day of the Term, Tenant shall, at its expense, remove from the Demised Premises all of Tenant's Property and such improvements made by or on behalf of Tenant to the Demised Premises as Landlord elects to have removed; provided that Tenant shall not be required to remove any work performed by Landlord pursuant to Paragraph 4(a) or any replacement floor or wall coverings. Tenant, at its sole cost and expense, shall repair injury done by or in connection with the installation or removal of such improvements. Any equipment, fixtures, goods or other property of Tenant, not removed by Tenant upon the termination of this Lease, or upon any quitting, vacating or abandonment of the Demised Premises by Tenant, or upon Tenant's eviction, shall be considered as abandoned and Landlord shall have the right, without any notice to Tenant, to sell or otherwise dispose of the same, at the expense of Tenant, and shall not be accountable to Tenant for any part of the proceeds of such sale, if any. Landlord may have any such property stored at Tenant's risk and expense.

     (b) Tenant, without Landlord's prior consent, shall have the right to make non-structural alterations, installations, additions or improvements in or to the Demised Premises that (i) in the aggregate for any Lease Year involve a total cost of not more than Twenty-Five Thousand Dollars ($25,000.00), as adjusted by an amount equal to the percentage increase in the Consumer Price Index for all Urban Consumers, New York-Northeastern New Jersey Region (1982-84=100), or, in the event such Index is discontinued, any substitute index, with equitable adjustment, between the month in which the Commencement Date occurs and the month in which such work is initially proposed by Tenant to Landlord, (ii) do not require a building permit to be issued by any governmental authority to legally make same, and (iii) do not affect any existing building systems outside the Demised Premises and do not impair or adversely affect any existing building systems within the Demised Premises. No other alterations, installations, additions or improvements (structural or non-structural) shall be made by Tenant without Landlord's express prior written approval. Landlord agrees to promptly respond to any requests for its consent to any alteration, installation, addition or improvement. Landlord agrees that approval of alterations, installations and improvements of a non-structural nature and which do not affect any building systems shall not be unreasonably withheld. Tenant shall give Landlord prior written notice of any proposed alterations, installations, additions or improvements (hereinafter called "Alterations") with copies of proposed plans and as-built plans upon completion of the Alterations. All such Alterations shall be done at Tenant's sole expense and the making thereof shall not unreasonably interfere with the use of the Building by other tenants. Tenant agrees to indemnify, defend and hold harmless Landlord from any and all costs, expenses, claims, causes of action, damages and liabilities of any type or nature whatsoever (including, but not limited to reasonable attorneys' fees and costs of litigation) arising out of or relating to the making of the Alterations by Tenant. Nothing herein contained shall be construed as constituting the permission of Landlord for a mechanic, contractor, subcontractor or material supplier to file a lien claim against the Demised Premises, the Building, the Land or the Complex and Tenant agrees to secure the removal of any such lien which any such person purports to file against said premises (in connection with work performed by or on behalf of Tenant) by payment, bonding or otherwise pursuant to law. All such Alterations shall be effected in compliance with all applicable laws, ordinances, rules and regulations of governmental bodies having or asserting jurisdiction over the Demised Premises.

     (c) Tenant, without Landlord's prior consent and at Tenant's sole cost and expense, shall have the right to install a satellite dish on the roof of Building, subject to (i) Tenant's obtaining and complying with the terms of all necessary governmental approvals, (ii) non-interference with existing roof equipment and (iii) Landlord's determination of the location, screening requirements and other similar requirements for such installation.

     7. Various Negative Covenants by Tenant. Tenant agrees that it shall not, without Landlord's prior written consent:

          (a) Do anything in or near the Demised Premises which will increase the rate of fire insurance on the Building, it being understood and agreed that the mere use of the Demised Premises for the Permitted Use shall not be deemed to cause such increase;

          (b) Permit the accumulation of waste or refuse matter in or near the Demised Premises except in containers provided therefor;

          (c) Mortgage, hypothecate, pledge or encumber this Lease in whole or in part;

          (d) Permit any signs, lettering or advertising matter to be erected or attached to the Demised Premises if the same will be visible outside of the Demised Premises (except for signs in the reception area thereof); or

          (e) Encumber or obstruct the Common Areas surrounding the Demised Premises nor cause same to be encumbered or obstructed, nor encumber or obstruct any access ways to the Demised Premises, nor cause same to be encumbered or obstructed.

     8. Additional Affirmative Covenants of Tenant. Tenant covenants and agrees that Tenant will faithfully observe and comply with the rules and regulations annexed hereto and made a part hereof as Exhibit "D" and such additional rules and regulations as Landlord hereafter at any time or from time to time may communicate in writing to Tenant, and which, in the reasonable judgment of Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Building or the Complex, or the preservation of good order therein, or the operation or maintenance of the Building or Complex, or the equipment thereof, or the comfort of tenants or others in the Building or Complex; provided, however, that in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control. Without limitation of Tenant's remedies under Paragraph 19, nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of any rule or regulation by any other tenant, its employees, agents, visitors, invitees, subtenants or licensees.

     9. Building Directory and Signage. Landlord will, at the request of Tenant, and at Landlord's expense, maintain listings on the directory located on the Building site of the names of Tenant and any other firm, association or corporation in occupancy of the Demised Premises or any part thereof as permitted hereunder. Landlord shall not be required to list the names of any individuals on said Building directory. Landlord will, at the request of Tenant, and at Tenant's expense, install signs identifying Tenant in the third floor elevator lobby and on Tenant's entrance door to the Demised Premises, which signs shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld.

     10. Casualty and Insurance.

     (a) In the event of partial or total destruction, by reason of fire or any other cause, of (i) the Demised Premises or (ii) the Building or any portion thereof which renders the Demised Premises untenantable, Landlord shall promptly restore and rebuild (i) the Demised Premises or (ii) the Building or such portion thereof as needed to make the Demised Premises tenantable at Landlord's expense, unless, subject to the immediately following sentence, Landlord elects by notice to Tenant within ninety (90) days of said destruction not to restore and rebuild the Demised Premises and/or the Building, and, in such case, upon a date specified in said notice by Landlord, this Lease shall terminate. Landlord may elect to terminate this Lease only if (i) twenty-five percent (25%) or more of the gross floor area of the Building is damaged or destroyed by such casualty or (ii) if such casualty occurs during the last twelve (12) months of the Term (or, if Tenant has exercised its option to renew this Lease, if such casualty occurs during the last twelve (12) months of the final Renewal Term) and affects at least thirty-three percent (33%) of the Demised Premises. If Landlord elects or is required to restore and rebuild, Landlord shall, within ninety (90) days of the fire or casualty, notify Tenant of the estimated time period for completing such restoration and Tenant shall be relieved of the obligation to pay that portion of the rent herein reserved which relates to the area of the Demised Premises which has been rendered untenantable. If the damage to the Demised Premises (or Building, as applicable) is such that Landlord reasonably estimates that the restoration of the Demised Premises (or Building, as applicable) would require a period of time in excess of nine (9) months after the date of Landlord's notice, then Tenant shall have the right to terminate this Lease upon notice to Landlord given within twenty (20) days after the date that Landlord notifies Tenant of the estimated time period required for the restoration of the Demised Premises (or Building, as applicable). If for any reason Landlord fails to complete the restoration of the Demised Premises (or Building, as applicable) within twelve (12) months of the date on which the casualty occurs, Tenant may terminate this Lease by giving Landlord written notice of termination prior to the completion of the restoration of the Demised Premises (or Building, as applicable). In the event of a casualty which renders the entire Demised Premises untenantable which is restored and rebuilt by Landlord, Landlord shall give Tenant fourteen (14) days notice prior to the completion of the restoration and re-commencement of the obligation to pay rent hereunder.

     (b) Tenant shall, at Tenant's sole cost and expense, but, except to the extent prohibited by law with respect to workmen's compensation insurance, for the mutual benefit of Landlord and Tenant and any Additional Insured (as hereinafter defined), maintain or cause to be maintained (a) comprehensive general liability insurance, including but not limited to, premises, bodily injury, personal injury and contractual liability coverages for any and all or injury resulting from any act or omission on the part of Tenant or Tenant's contractor's, licensees, agents, visitors or employees, on or about the Demised Premises including such claims arising out of the construction of improvements on the Demised Premises by or on behalf of Tenant, such insurance to afford protection to the limit of not less than Two Million Five Hundred Thousand Dollars ($2,500,000.00) in respect to injury or death to any one person or to any number of persons or property damage arising out of a single occurrence; (b) workmen's compensation insurance covering all persons employed in connection with the construction of any improvements by Tenant and the operation of its business upon the Demised Premises and (c) "all risk" coverage on all of Tenant's personal property, including, but not limited to, standard fire and extended coverage insurance with vandalism and malicious mischief endorsements on all Tenants improvements and alterations in or about the Demised Premises, to the extent of their full replacement value. The comprehensive general liability policy shall, to the extent permitted by law, name any mortgagees and ground lessors of the Land and the Building and any owners, mortgagees and ground lessors of other portions of the Complex and their successors and assigns as additional insureds (the "Additional Insureds") and shall be written by a good and solvent insurance carrier authorized to do business in the State of New Jersey.

     (c) Prior to the Commencement Date, and at least thirty (30) days prior to the expiration date of any policy, Tenant shall furnish evidence of such insurance and payment of premiums thereon to Landlord. Such insurance shall be in form reasonably satisfactory to Landlord and without limitation, shall provide that no cancellation or lapse thereof or change therein shall be effective until after thirty (30) days written notice to Landlord at the address specified in Paragraph 18 of this Lease.

     (d) During the term of this Lease, Tenant shall maintain in effect in each insurance policy required under this Lease that relates to property damage a waiver of subrogation in favor of Landlord and the Additional Insureds from its then-current insurance carriers, and shall at all times furnish evidence of such currently effective waiver to Landlord. Such waiver shall be in a form reasonably satisfactory to Landlord and without limitation, shall provide that no cancellation or lapse thereof or change therein shall be effective until after thirty (30) days written notice to Landlord at the address, specified in Paragraph 18 of this Lease.

     (e) Each insurance policy required to be maintained under this Lease shall state that with respect to the interest of Landlord and the Additional Insureds the insurance maintained pursuant to each such policy shall not be invalidated by any action or inaction of Tenant and shall insure Landlord and the Additional Insureds regardless of any breach or violation of any warranties, declarations, conditions or exclusions by Tenant.

     (f) Each insurance policy required to be maintained under this Lease shall state that all provisions of each such insurance policy, except for the limits of liability, shall operate in the same manner as if a separate policy had been issued to each person or entity insured thereunder.

     (g) Each insurance policy required to be maintained under this Lease shall state that the insurance provided thereunder is primary insurance without any right of contribution from any other insurance which may be carried by or for the benefit of Landlord or the Additional Insureds.

     (h) Each insurance policy required to be maintained under this Lease shall recognize the indemnification set forth in Paragraph 11 of this Lease.

     (i) Failure of Tenant to maintain any of the insurance required under this Lease or to cause to be provided in any insurance policy the requirements set forth in this Paragraph 10, shall constitute a default under this Lease without any notice being required by Landlord.

     (j) Landlord and Tenant hereby release each other from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or any of the extended coverage or supplementary insurance contract casualties even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair or prejudice the right of the releasor to recover thereunder. Landlord and Tenant each agree that their respective policies will include such a clause or endorsement so long as the same is obtainable and if not obtainable (cost shall not be a basis to claim non-obtainability), shall so advise the other in writing and such notice shall release both parties from the obligation to obtain such a clause or endorsement.

     11. Indemnification. Subject to Paragraph lO(j) hereof, Tenant shall indemnify and hold harmless Landlord, the Additional Insureds, any mortgagee, and any lessor under any underlying leases or ground leases, from and against any expense (including, without limitation, reasonable legal and collection fees), loss, liability or damages (excluding consequential damages) suffered or incurred as a result of or in connection with (i) any breach by Tenant of its obligations contained in this Lease or (ii) its acts or the acts of its agents, servants, invitees, contractors or employees.

12. Non-Liability of Landlord. Landlord shall not be liable for (and Tenant shall make no claim against Landlord for) any property damage which may be sustained by Tenant or any other person, as a consequence of the failure, breakage, leakage, inadequacy, defect or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts, or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other tenant of Landlord or this or any other tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure, except resulting from Landlord's negligence, of any services or utilities to be furnished or supplied by Landlord. Tenant shall give Landlord prompt written notice of the occurrence of any events set forth in this Paragraph 12. Tenant shall indemnify Landlord from any expense (including legal fees), loss, liability or damages suffered or incurred in connection with the matters referred to in this Paragraph.

     13. Remedies and Termination Upon Tenant Default.

     (a) In the event that:

          (1) Tenant shall default in the payment of (i) any Fixed Rent or (ii) any Additional Rent or other charge payable monthly hereunder by Tenant to Landlord, on any date upon which the same becomes due, and such default shall continue for five (5) days after the same becomes due.

          (2) Tenant shall default in the payment of any Additional Rent or any other charge payable hereunder which are not due and payable hereunder on a monthly basis, on any date upon which the same becomes due, and such default shall continue for five (5) days after Landlord shall have given to Tenant a written notice specifying such default; or

          (3) Tenant shall default in the due keeping, observing or performing of any covenant, agreement, term, provision or condition of Paragraph l(c) of this lease on the part of Tenant to be kept, observed or performed, and if such default shall continue and shall not be remedied by Tenant within forty-eight (48) hours after Landlord shall have given to Tenant a written notice specifying the same; or

          (4) if during the term hereof the Demised Premises or any part thereof shall be or become abandoned; or

          (5) Tenant shall default in the due keeping, observing or performing of any covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be kept, observed or performed (other than a default of the character referred to in clauses (1), (2), (3) or (4) of this Paragraph 13(a)), and if such default shall continue and shall not be remedied by Tenant within fifteen (15) days after Landlord shall have given to Tenant a written notice specifying the same, provided that if such default cannot reasonably be cured within such fifteen (15) day period and Tenant shall have commenced to cure such default within such fifteen (15) day period and thereafter diligently and expeditiously proceeds to cure the same, such fifteen (15) day period shall be extended for so long as it shall require Tenant, in the exercise of due diligence, to cure such default;

"then, Landlord" may, in addition to any other remedies herein contained, as may be permitted by law, without being liable for prosecution therefor, or for damages, re-enter the Demised Premises and the same have and again possess and enjoy; and re-let the Demised Premises and receive the rents therefor for the account of Tenant and apply the same, first to the payment of such expenses, reasonable attorney fees and costs, as Landlord may have been put to in re-entering and repossessing the same and in making such repairs and alterations as may be necessary; and second to the payment of the rents due hereunder. Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the reentry by Landlord, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month. Landlord, at its option, may require Tenant to pay in a single lump sum payment, at the time of such expiration or re-entry as the case may be, a sum which represents the present value (using a discount rate equal to the annual rate of interest applicable to five (5) year treasury notes as of the date of the default) of the excess of the aggregate of the

Fixed Rent which would have been payable by Tenant for the period commencing with such expiration or re-entry, as the case may be, and ending on the originally fixed Expiration Date of the Term, over the aggregate rental value of the Demised Premises for the same period.

     (b) Upon the occurrence of any of the contingencies set forth in the preceding clause, or should Tenant be adjudicated a bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors and not dismissed within sixty (60) days, or if this Lease or the estate of Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale, or by operation of law, Landlord may, if Landlord so elects, at any time thereafter, terminate this Lease and the term hereof, upon giving to Tenant or to any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or property of Tenant, five days notice in writing, of Landlord's intention so to do. Upon the giving of such notice, this Lease and the term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this Lease for the expiration hereof; and Landlord shall have the right to remove all person, goods, fixture and chattels therefrom, by force or otherwise without liability for damages.

     14. Remedies Cumulative; Non-Waiver By Landlord. The various rights, remedies, options and elections of Landlord, expressed herein, are cumulative, and the failure of Landlord to enforce strict performance by Tenant of the conditions and covenants of this Agreement, to exercise any election or option, or to resort or have recourse to any remedy herein conferred, or the acceptance by Landlord of any installment of rent after any breach by Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect. Tenant waives trial by jury in any action or proceeding arising out of this Lease.

     15. Services; Electric Energy.

     (a) Landlord will: (i) supply heat for the warming of the Demised Premises and the public portions of the Building during Business Hours in the cold season, when it may be required for the comfortable occupancy of the Demised Premises by Tenant; (ii) furnish to, and distribute in, the Demised Premises air conditioning during Business Hours when it may be required for the comfortable occupancy of the Demised Premises by Tenant; (iii) provide snow and ice removal for the parking area, sidewalks and driveways in a reasonably expeditious manner; (iv) provide refuse removal from a dumpster to be provided on site to be used for normal paper waste attendant to an office building; and (v) provide hot and cold drinking water to the Demised Premises. Attached hereto as Exhibit "E" are the heating and cooling specifications of the heating ventilating and air conditioning systems of the Building. "Business Hours" as used in this Lease, means the generally customary daytime business hours of Tenant but not before 8:00 A.M. or after 6:00 P.M. on weekdays and 8:00 A.M. to 1:00 P.M. on

Saturdays, and not including Sundays and those legal holidays listed in Exhibit "F" annexed hereto and made a part hereof. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of such air conditioning system. Landlord will clean the Demised Premises in accordance with the cleaning schedule annexed hereto as Exhibit "G". The cost of the services and utilities provided pursuant to this Paragraph 15(a) is included in Expenses as defined in Paragraph 3(a).

     (b) Provided Tenant is not then in default of this Lease, Landlord will provide to Tenant overtime services and utilities when and to the extent reasonably requested by Tenant or when activated by Tenant's use of an overtime thermostat and time clock and in accordance with such reasonable conditions as shall he determined by Landlord. Tenant shall pay to Landlord, as Additional Rent, a charge determined by Landlord for such additional service and utilities which charge is and shall initially be Thirty-Five and 00/100 Dollars ($35.00) per hour and which may only be increased to reflect any increases in the cost of utilities to Landlord.

     (c) Except in case of an emergency, Tenant shall have access to the Demised Premises seven (7) days a week, twenty-four (24) hours a day. Landlord shall retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.

     (d) Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, lighting, ventilating, air conditioning, gas, steam, power, electricity, water or other service and to stop or interrupt the use of any building or Building facilities at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord. No such stoppage or interruption shall entitle Tenant to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption.

     (e) Landlord shall furnish to Tenant, seven(7) days a week, twenty-four
(24) hours a day, through the transmission facilities installed in the Demised Premises, electric energy to be used by Tenant, at Tenant's expense as provided for in this Article 15, in the Demised Premises as shall be sufficient to meet Tenant's business needs, including, without limitation, for lighting and the operation of its business machines, including photocopy equipment and computer and data processing equipment, provided that Landlord shall not be obligated to provide such electrical energy in any amount in excess of an average connected load of five (5) watts of electric consumption for all purposes per square foot of rentable area.

     (f) At any time following the Commencement Date a survey (the "Survey") shall be made by a licensed independent electrical engineer selected by Landlord ("Surveyor") to determine the amounts to be charged Tenant for usage of the electrical energy provided pursuant to Paragraph 15(e) above. The amounts determined by said Survey shall be based upon certain theoretical assumptions incorporating approximate estimates of the probable consumption of electric energy by the lighting fixtures and other equipment and business machines installed in the Demised Premises, the anticipated periods of operation of such lighting fixtures, equipment and machines and the cost of furnishing such electric energy. The determination of the electricity charges by the Surveyor shall be expressed as an annual dollar amount per square foot of the Demised Premises and shall be binding and conclusive on Landlord and on Tenant unless within thirty (30) days after the delivery of a copy of such determination to Tenant, Tenant disputes such determination by written notice to the Landlord. Pending the resolution of any such dispute, however, Tenant shall pay to Landlord in accordance with the provisions of this Paragraph 15(f), the amount as determined by the Surveyor; provided, however, that if the electricity charge as finally determined is different from that determined by the Surveyor, then Landlord and Tenant shall make adjustment for any deficiency owed by Tenant or overage paid by Tenant pursuant to the determination of the Surveyor. Any dispute by Tenant over the determination of electricity charges by the Surveyor shall be resolved by Tenant and Landlord selecting a different licensed electrical engineer acceptable to both Landlord and Tenant, to prepare a new survey, which new survey shall be binding on Landlord and Tenant. The cost of such new survey shall be borne by Tenant unless the amount determined by the Surveyor shall be more than seven percent (7%) less than that determined in the disputed survey, in which latter event Landlord shall bear such cost.

     (g) Throughout the term of this Lease, Landlord, upon the receipt of a notice from Tenant pursuant to Subparagraph 15(n) and at the expense of Tenant, may cause a new Survey to be made by the Surveyor to determine if a further adjustment in the electricity charges is warranted. When any such Survey (the "Subsequent Survey") is so completed and delivered to Tenant, the cost of electricity as set forth in the Subsequent Survey shall become binding upon both parties as of the first day of the month next succeeding the month in which Landlord receives a copy of the Subsequent Survey, unless within thirty (30) days after the delivery of such Subsequent Survey, Tenant notifies Landlord, in writing, that it disputes the amount set forth in said Subsequent Survey. Settlement of the dispute shall be made in the same manner as provided in Paragraph 15(e) of this Lease.

     (h) The charge for electricity determined in accordance with the provisions of this Article 15 shall be paid by Tenant to Landlord as Additional Rent hereunder in the following manner:

          (i) commencing on the Commencement Date and on the first day of each month thereafter until the provisions of Paragraph 15(e) become effective, the sum of Six Hundred Two and 92/100 Dollars ($602.92) per month, which sum shall represent 1/12 of the estimated annual electricity charge applicable to the Demised Premises;

          (ii) commencing on the first day of the month next succeeding the month in which Landlord and Tenant receive a copy of the Survey, an amount equal to one-twelfth (1/12) of the annual electricity charge allocable to the Demised Premises as determined by the Survey; and

          (iii) on the first day of each month thereafter, throughout the term of this Lease one-twelfth (1/12) of the annual electricity charge allocable to the Demised Premises as determined by the Survey or any Subsequent Survey.

Within thirty (30) days after determination of the electricity charge in accordance with the Survey, Landlord or Tenant, as the case may be, shall reimburse the other party for any overpayment or underpayment of such charge calculated by comparison of the total amount of estimated electricity charges paid with the amount which would have been payable since the Commencement Date in accordance with the Survey.

     (i) If the cost to Landlord of electricity shall have been increased or decreased subsequently, by change in Landlord's electric rates, charges, fuel adjustment, or by taxes of any kind imposed thereon, or for any other such reason, then the aforesaid electricity charge as determined by the Survey or Subsequent Survey shall be increased or decreased in the same percentage.

     (j) Landlord reserves the right to discontinue furnishing electric energy to Tenant in the Demised Premises at any time upon not less than sixty (60) days notice to Tenant. If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such termination, Landlord shall not be obligated to furnish electric energy to Tenant.

     (k) If Landlord discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric service to the Building. Such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring, provided that Tenant shall be entitled to receive electric service in the amount provided for in subparagraph (e) above. There shall be no discontinuance of the furnishing of electric current to the premises by Landlord until Tenant has completed its arrangements to obtain electric current directly from the public utility company furnishing electric current to the Building, so that there is no interruption in the continuity of electric service.

     (1) In the event that Tenant shall require electric energy for use in the Demised Premises in excess of the quantity to be initially furnished as herein provided and if, in Landlord's reasonable judgment such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, Landlord, upon written request of Tenant, will proceed with reasonable diligence to install such additional riser, conduits, feeders, switchboards and/or appurtenances provided the same and the use thereof shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disrupt other tenants or occupants of the Building, and Tenant agrees to pay all costs and expenses incurred by Landlord in connection with such installation.

     (m) Landlord, at Tenant's reasonable expense, shall purchase and install all lamps (including, but not limited to, incandescent and fluorescent), starters and ballasts used in the Demised Premises, which expense shall not materially exceed the cost at which Tenant could obtain the same from a third party vendor.

     (n) In order that Landlord may at all times have all necessary information which it requires in order to maintain and protect its equipment, Tenant agrees that Tenant will not make any material alteration or material addition to the electrical equipment and/or appliances in the Demised Premises without the prior written consent of Landlord in each instance and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances. Landlord agrees that it shall not unreasonably withhold its consent to a material alteration or material addition to the electrical equipment and/or appliances in the Demised Premises so long as Tenant's electrical usage after such alteration or addition shall not exceed an average connected load of five
(5) watts of electric consumption for all purposes per square foot of rentable area. Tenant agrees to advise Landlord in writing as to any material change in the periods of use of the lighting fixtures and Tenant's business machines and equipment.

     (o) Landlord shall in no way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of electric energy furnished to the Demised Premises except for actual damage other than property damage suffered by Tenant by reason of any negligence of Landlord.

     16. Subordination. This Lease is subject and subordinate in all respects to any underlying leases, ground leases and to all mortgages which may now or hereafter be placed on or affect such leases or the Land or the Demised Premises and also to all renewals, modifications, consolidations and extensions of such underlying leases, ground leases and mortgages. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant shall, nevertheless, execute and deliver such further instruments confirming such subordination as may be desired by any holder of any such mortgage or by a lessor under any such underlying lease or ground lease. Tenant hereby appoints Landlord its attorney-in-fact, irrevocably, to execute and deliver any such instrument on behalf of Tenant, provided that Landlord agrees that it shall not execute and deliver any such subordinating instrument pursuant to such power of attorney unless Tenant shall have failed to execute and deliver such subordinating instrument within a period of ten (10) days following Landlord's written request to Tenant to execute and deliver such instrument. If any underlying lease, ground lease, license or agreement to which this agreement is subject and subordinate terminates, or if any Mortgage to which this lease is subordinate is foreclosed, Tenant shall, on timely request, attorn to the holder of the reversionary interest or to the Mortgagee in possession, as the case may be.

     17. Landlord's Cure of Tenant's Defaults. If Tenant shall fail or refuse to comply with and perform any conditions and covenants of this Lease after the expiration of any applicable grace period, Landlord may, if Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of Tenant, and the said cost and expense shall be payable twenty (20) days after demand, or at the option of Landlord shall be added to the installment of rent due immediately thereafter but in no case later than one month after such demand, whichever occurs sooner, and shall be due and payable as such. This remedy shall be in addition to such other remedies as Landlord may have hereunder by reason of the breach of Tenant of any of the covenants and conditions in this Lease contained.

     18. Notices. Any notice, demand, statement or other communication which under the terms of this Lease or under any statute or law must or may be given shall be given by hand delivery (which shall be followed up by reputable private overnight courier sent on the business day on which the notice was hand delivered) to the respective parties as follows or by registered or certified mail, return receipt requested, or by reputable private overnight delivery service addressed to the respective parties as follows:

To Landlord:          Sammis New Jersey Associates
                      c/o Gale & Wentworth, Inc.
                      100 Campus Drive - Suite 300
                      Florham Park, New Jersey 07932
                      Attn: Mr. F.X. Wentworth

With a copy to:       Kelley Drye & Warren
                      5 Sylvan Way
                      Parsippany, New Jersey 07054
                      Attn: Jay R. Kolmar, Esq.

To Tenant:            Prior to the Commencement Date:

                      Diagnostic/Retrieval Systems, Inc.
                      16 Thornton Road
                      Oakland, New Jersey 07436
                      Attn: Mr. Mark S. Newman
                            President and Chief Executive Officer

                      Following the Commencement Date:

                      Diagnostic/Retrieval Systems, Inc.
                      5 Sylvan Way
                      Parsippany, New Jersey 07054
                      Attn:  Mr. Mark S. Newman
                             President and Chief Executive Officer

With a copy to:       Hannoch Weisman, P.C.
                      4 Becker Farm Road
                      Roseland, New Jersey 07068-3788
                      Attn:  Howard A. Kantrowitz, Esq.

Any such notice, demand, statement or other communication shall be deemed to have been given or made (i) upon delivery, if hand delivered; (ii) upon receipt or the first attempted delivery date, whichever is earlier if mailed, postage prepaid, certified or registered mail; or (iii) upon receipt or the first attempted delivery date, whichever is earlier, if sent, charges prepaid, or charged to sender, by a reputable private overnight delivery service. Any of the above addresses may be changed at any time by notice given as provided above. Legal counsel for the respective parties may provide the requisite notice(s) hereunder on behalf of their respective client.

     19. Quiet Enjoyment. Landlord covenants that Tenant upon keeping and performing each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, shall quietly enjoy the Demised Premises without hindrance or molestation by Landlord or by any other person lawfully claiming by, through or under the same subject to the covenants, agreements, terms, provisions and conditions of this Lease and the effect of the application of same.

     20. Security Deposit. Tenant has this day deposited with Landlord the Security Deposit for the payment of the Fixed Rent, Additional Rent and other charges hereunder and the full and faithful performance by Tenant of the covenants and conditions on the part of Tenant to be performed. Said sum shall be returned to Tenant, without interest, after the expiration of the term hereof, provided that Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in Fixed Rent, Additional Rent and other charges. Landlord may, if Landlord so elects, have recourse to such Security Deposit, to make good any default by Tenant, in which event Tenant shall, on demand, promptly restore said Security Deposit to its original amount. Liability to repay said Security Deposit to Tenant shall run with the reversion and title to the Demised Premises, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings, or the exercise of a right of taking or entry by any mortgagee. Landlord shall assign or transfer said Security Deposit, for the benefit of Tenant, to any subsequent owner or holder of the reversion or title to Demised Premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be released by Tenant from all liability to return such Security Deposit.

     21. Inspection and Entry by Landlord.

     (a) Tenant agrees, upon reasonable prior notice, to permit Landlord and Landlord's agents, employees or other representatives to show the Demised Premises to any lessor under any underlying lease or ground lease or any mortgage or any persons wishing to rent or purchase the same.

     (b) Tenant agrees that Landlord and Landlord's agents, employees or other representatives, shall have the right, upon reasonable prior notice, except in the event of emergency, to enter into and upon the Demised Premises or any part thereof, at all reasonable hours, for the purpose of examining the same or reading meters, or performing maintenance or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. Landlord shall endeavor to not unreasonably materially interfere with the conduct of Tenant's business in connection with any such entry, based upon the circumstances existing at the time of such entry including any emergency. This clause shall not be deemed to be a covenant by Landlord nor be construed to create an obligation on the part of Landlord to make such inspection or repairs.

     22. Brokerage. Tenant and Landlord warrant and represent to each other that neither has dealt with any broker or brokers regarding the negotiation of the within Lease other than Cushman & Wakefield of New Jersey, Inc. Landlord shall pay the commission (or other similar fee or charge) earned by Cushman & Wakefield of New Jersey, Inc. (the "Designated Broker") in connection with this Lease pursuant to a separate agreement. Tenant and Landlord agree to be responsible for and to indemnify and save the other harmless from and against any claim for a commission or other compensation by any broker other than the Designated Broker claiming to have negotiated with the indemnifying party with respect to the Demised Premises or to have called the Demised Premises to Tenant's attention or to have called Tenant to Landlord's attention.

     23. Parking. Tenant shall have the right under this Lease to the exclusive use of the Exclusive Spaces in the Building garage and the non-exclusive use of the Non-Exclusive

Spaces in the outdoor parking lot of the Building in compliance with such reasonable Rules and Regulations as Landlord may promulgate from time to time. Landlord shall have the right to assign the location of said Non-Exclusive parking spaces or may designate the location of same from time to time.

     24. Landlord's Inability to Perform. Except as specifically provided to the contrary herein, this Lease and the obligation of Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of the Landlord's inability to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord.

     25. Condemnation. If the Land, Building and Demised Premises leased herein, or of which the Demised Premises is a part, or any portion thereof, shall be taken under eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof, or if in lieu of any formal condemnation proceedings or actions, Landlord shall grant an option to purchase and or shall sell and convey the Land, Building and Demised Premises or any portion thereof (collectively, an "Event of Condemnation"), then this Lease, at the option of Landlord, shall terminate, and the term hereof shall end as of such date as Landlord shall fix by notice in writing; and Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings; and all rights of Tenant to damages, if any, are hereby assigned to Landlord. Notwithstanding the foregoing, Landlord shall not terminate this Lease upon an Event of Condemnation for the mere purpose of reletting the Demised Premises to another person or entity for a greater rental than provided for hereunder or for the mere purpose of visciating Tenant's renewal option pursuant to Paragraph 29. Tenant agrees to execute and deliver any instruments, at the expense of Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Land, Building and Demised Premises or any portion thereof. Tenant covenants and agrees to vacate the Demised Premises, remove all Tenant's personal property therefrom and deliver up peaceable possession thereof to Landlord or to such other party designated by Landlord in the aforementioned notice. Failure by Tenant to comply with any provision in this clause shall subject Tenant to such costs, expenses, damages and losses as Landlord may incur by reason of Tenant's breach hereof. Tenant shall have the right to terminate this Lease by serving Landlord with a Notice of Termination within twenty (20) days of an Event of Condemnation whereby ten percent (10%) or more of the gross rentable area of the Demised Premises is taken.

     26. Assignment and Subletting.

     (1) In the event that Tenant desires to assign this Lease or sublease the Demised Premises to any other party the terms and conditions of such assignment or sublease shall be communicated to Landlord in writing and Landlord shall have the option, exercisable in writing to Tenant within fifteen (15) days of Landlord's receipt of such notice, to recapture said space and Tenant shall be fully released from any and all obligations hereunder. Tenant acknowledges and agrees that if Landlord exercises its right to recapture said space that Landlord may subsequently lease said space to any person or entity including, without limitation, Tenant's prospective assignee or sublessee and that Landlord shall have no liability to Tenant in connection therewith.

     (2) In the event that Landlord elects not to recapture the Lease as hereinabove provided, Tenant may nevertheless assign or sublet the whole of the Demised Premises, subject to the Landlord's prior written consent, which consent shall not be unreasonably withheld and shall be deemed given if Landlord does not respond within fifteen (15) days of Landlord's receipt of such notice, and subject to the consent of any mortgagee if required under its mortgage, or ground lessor if required under its ground lease, on the basis of the following terms and conditions:

          (a) Tenant shall provide to Landlord the name and address of the assignee or sublessee.

          (b) The assignee or sublessee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to Landlord within ten (10) days of its execution.

          (c) Tenant and each assignee or sublessee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Rent, Additional Rent and other charges due hereunder through the entire term of this Lease, as the same may be renewed, extended or otherwise modified.

          (d) Tenant shall promptly pay to Landlord fifty percent (50%) of the difference of all consideration (other than rent received for or in connection with any assignment or sublease or the fair market value of any tangible personal property sold by Tenant to the assignee or sublessee), however denominated, and fifty percent (50%) of all of the rent, as and when received, in excess of the Fixed Rent required to be paid by Tenant for the area assigned or sublet less reasonable real estate brokerage commissions paid by Tenant and reasonable costs or allowances for tenant improvements incurred or granted by Tenant in connection with such assignment or sublease.

          (e) In any event, the acceptance by Landlord of any rent from any of the subtenants or the failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein from any assignee or subtenant shall not release Tenant herein, from any and all of the obligations herein during and for the entire terms of this Lease.

          (f) Tenant shall only assign or sublet the Demised Premises to an assignee or sublessee (1) whose financial status is acceptable to Landlord, at Landlord's reasonable discretion and (2) whose use is permitted under this Lease.

          (g) Landlord shall require Five Hundred and 00/l00 ($500.00) Dollars payment to cover its handling charges for each request for consent to any assignment or sublet prior to its consideration of the same. Tenant acknowledges that its sole remedy with respect to any assertion that Landlord's failure to consent to any assignment or sublet is unreasonable shall be the remedy of specific performance and Tenant shall have no other claim or cause of action against Landlord as a result of Landlord's actions in refusing to consent thereto.

          (h) The assignment or sublease shall provide that there shall be no further assignments and/or subletting without Landlord's consent.

     (3) Notwithstanding anything to the contrary set forth herein, Tenant shall have the right to assign this Lease or sublease the entire Demised Premises to an affiliate of Tenant free of any of the provisions and requirements set forth in subsections (1) and (2) of this Paragraph 26, but on the conditions that (a) Tenant delivers to Landlord a true and correct copy of the assignment or subleasing instrument at least ten (10) business days prior to the effective date of the assignment or sublease and (b) no event of default beyond any applicable notice or cure period exists hereunder either at the time of the notice given pursuant to clause (a) of this subsection (3) or at the time of the effective date of the assignment or sublease.

     (4) Notwithstanding anything to the contrary set forth herein, Tenant shall have the right to assign this Lease or sublease the entire Demised Premises to a person or entity acquiring all or substantially all of Tenant's assets free of any of the provisions and requirements set forth in subsections (1) of this Paragraph 26, but on the conditions that (a) Tenant delivers to Landlord written notice that Tenant is under contract or negotiating for the sale of all or substantially all of its assets and identifies to Landlord in writing the prospective purchaser and such prospective purchaser's billing address and contact person at least thirty (30) days prior to the effective date of the assignment or sublease and (b) no event of default beyond any applicable notice or cure period exists hereunder either at the time of the notice given pursuant to clause (a) of this subsection (4) or at the time of the effective date of the assignment or sublease.

     27. Environmental Laws

     (a) Tenant agrees to comply with all applicable environmental laws, rules and regulations, including but not limited to the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.) ("ISRA"), as the same may be amended from time to time, regarding the Demised Premises if such compliance is necessitated by Tenant's specific manner of use of the Demised Premised (as compared to the mere use for office purposes). Tenant represents to Landlord that Tenant's Standard Industrial Classification (SIC) Number as used on Tenant's Federal Tax Return is 3812. Tenant shall not conduct any operations that shall cause the Building or the Demised Premises to be deemed an "industrial establishment" as defined in ISRA. Tenant's obligation to comply with ISRA under this subparagraph (a) shall arise only if the need to comply with ISRA is triggered by Tenant or the expiration or earlier termination of this Lease. If ISRA is triggered by any other transaction involving Landlord or the Building and Land in general, Tenant shall, at Landlord's expense, cooperate with Landlord's efforts to comply with ISRA.

     (b) Tenant hereby agrees to execute such documents Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to assure compliance with ISRA. Subject to the provisions of subparagraphs (a) and
(g) of this Paragraph 27, Tenant shall bear all costs and expenses incurred by Landlord associated with any required ISRA compliance resulting from Tenant's specific manner of use of the Demised Premises (including, without limitation, Tenant's SIC number being within those group numbers specifically identified in the definition of an "industrial establishment" as set forth in ISRA) or the expiration or earlier termination of this Lease including, but not limited to, state agency fees, engineering fees, clean-up costs filing fees and suretyship expenses. As used in this Lease, ISRA compliance shall include applications for determinations of nonapplicability by the appropriate governmental authority. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive sale, or lease or assignment of the Demised Premises by Landlord. Tenant shall immediately provide Landlord with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Tenant's compliance and the New Jersey Department of Environmental Protection's ("NJDEP") requirements under ISRA as they are issued or received by the Tenant.

     (c) Tenant shall not generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Demised Premises, any Hazardous Substances. As used herein, Hazardous Substances shall be defined as any "hazardous chemical," "hazardous substance" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), ISRA, as amended, the New Jersey Spill Compensation and Control Act, as amended, (N.J.S.A. 58:10-23.11b, et seq.), any rules or regulations promulgated thereunder, or in any other, present or future applicable federal, state or local law, rule or regulation dealing with environmental protection (except for Hazardous Substances typically used in operating, cleaning or maintaining business offices, with respect to which Tenant shall comply with all present or future applicable federal, state or local law, rule or regulation dealing with environmental protection).

     (d) Tenant agrees to indemnify and hold harmless the Landlord and each mortgagee of the Demised Premises from and against any and all liabilities, damages (excluding consequential damages), claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Landlord or any such mortgagee or threatened against the Landlord or such mortgagee, relating to or arising out of any breach by Tenant of this paragraph, which indemnification shall survive the expiration or sooner termination of this Lease.

     (f) Landlord represents and warrants to Tenant, to the best of Landlord's knowledge, that the Building and Land is entirely free of asbestos and other hazardous substances, except for commercially reasonable amounts of hazardous substances used by Landlord and/or tenants for cleaning and other uses customary in a commercial office building.

     (g) Nothing in this Article 27 shall be deemed or construed to require Tenant to remediate any environmental condition which was not caused or exasperated by Tenant, its agents, servants, employees, invitees, contractors, assigns or subtenants.

     28. Parties Bound

     (a) The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to except that no violation of the provisions of Paragraph 7(c) hereof shall operate to vest any rights in any successor, assignee or legal representative of Tenant and that the provisions of this Paragraph 28 shall not be construed as modifying the conditions contained in Paragraph 13 hereof.

     (b) Tenant acknowledges and agrees that if Landlord shall be an individual, joint venture, tenancy in common, firm, or partnership, general or limited, there shall be no personal liability on such individual or on the members of such joint venture, tenancy in common, firm or partnership in respect of any of the covenants or conditions of this Lease; rather, Tenant agrees to look solely to Landlord's estate and property in the Land and Building (or the proceeds thereof) for the satisfaction of Tenant's remedies arising out of or related to this Lease.

     (c) The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Land and Building (or the owner of a lease of the Land and Building) so that in the event of any sale or sales of the Land and Building, or of said lease, or in the event of a lease of the Land and Building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter accruing, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Land and Building that the purchaser or the lessee of the same has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

     29. Renewal Option.

     (a) Provided this Lease is in full force and effect and there exists no default hereunder by Tenant beyond any applicable notice and grace period on both the date of delivery by Tenant to Landlord of the Renewal Notice (as hereinafter defined) and on the Expiration Date, Tenant shall have the right by an unconditional written notice (the "Renewal Notice"), given to Landlord not later than eleven (11) months prior to the Expiration Date to elect to extend the term of this Lease for the entire Demised Premises for a single five (5) year period (the "Renewal Option Period") commencing on the day following the Expiration Date (the last day of such five (5) year Renewal Option Period thereupon becoming the Expiration Date).

     (b) The Renewal Option Period shall be upon all of the terms, covenants and conditions of this Lease except as follows:

          (i) The Fixed Rent for the Renewal Option Period shall be an amount equal to ninety-five percent (95%) of the fair market annual rent for the Demised Premises (based upon rental rates paid by tenants renewing leases, but without consideration of any other terms of such renewals including, without limitation, rent concessions and tenant allowances provided to such renewing tenants, if any) determined pursuant to this Paragraph 29, but in no event less than an amount equal to the Fixed Rent payable during the last year of the original Term plus all escalations then in effect; and

          (ii) The "Initial Year" shall be deemed to be the 2000 calendar year.

          (iii) Tenant shall have no further right to extend or renew this Lease beyond the Expiration Date of the Renewal Option Period.

     (c) Within thirty (30) days after receipt of the Renewal Notice, Landlord shall notify Tenant of Landlord's determination of the fair market annual rent then applicable to the Demised Premises. In the event Tenant disagrees with such specified rent as the fair market annual rent for the Renewal Option Period, Tenant shall notify Landlord within thirty (30) days thereafter of the amount it determines as the fair market annual rent. If within such thirty (30) day period, Tenant fails to notify Landlord that it disagrees with Landlord's determination of the fair market annual rent, Landlord's determination shall be used to calculate the Fixed Rent for the Renewal Period.

     (d) If, within thirty (30) days after the receipt by Landlord of Tenant's determination of the fair market annual rent, the parties are unable to agree on the Fixed Rent for the Renewal Option Period then Tenant shall have the right, at its discretion, to rescind its notice of intention to renew this Lease by written notice of rescission, failing which, the matter shall be submitted to arbitration in accordance with the following procedure. Each party shall appoint an arbitrator within ten (10) days after the expiration of such thirty (30) day period. The arbitrators so chosen ("Initial Arbitrators") shall meet within fifteen (15) days after they accept their appointment and within thirty (30) days thereafter decide the dispute. If the Initial Arbitrators do not reach agreement within such thirty (30) day period, then they shall appoint another arbitrator ("Third Arbitrator") within such thirty (30) day period. If the Initial Arbitrators do not decide the dispute or agree on the designation of the Third Arbitrator within such thirty (30) day period, then either Tenant or Landlord shall be entitled to submit the dispute regarding the fair market annual rent to the American Arbitration Association ("AAA") for arbitration of the dispute in accordance with its Commercial Arbitration Rules, and judgment upon any decision rendered in accordance therewith may be entered in any court have jurisdiction thereof. If the Third Arbitrator is designated in accordance with the procedures set forth above, the Third Arbitrator and the Initial Arbitrators all shall meet within fifteen (15) days after the Third Arbitrator accepts its appointment and decide the dispute within thirty (30) days after the Third Arbitrator accepts such appointment. Subject to the limitation set forth in subparagraph (b) hereof, a decision in which two of the three arbitrators concur shall be binding and conclusive upon the parties; provided, however, that if no two arbitrators can agree upon the fair market annual rent, the fair market annual rent (subject to the foregoing limitation) shall be the average of the two closest determinations. Such determination (as limited by subparagraph
(b) hereof) shall be final. Judgment may be had on the decision and award of the arbitrators so rendered (as limited pursuant to subparagraph (b) hereof) in any court. If a Third Arbitrator is designated and the disputed matter is not submitted to the AAA as provided above, then except as otherwise specifically provided in this subparagraph (d), the arbitration nonetheless shall be conducted substantially in accordance with the Commercial Arbitration Rules of the AAA. If an arbitration decision and award is not made prior to the commencement of the Renewal Option Period and the parties are unable to agree on the Fixed Rent for the Renewal Option Period prior to its commencement, Tenant shall continue to occupy the Demised Premises until an arbitration decision shall be made, whereupon retroactive adjustment shall be made between the parties and, if Tenant shall have overpaid (or underpaid) the amount of such overpayment (or underpayment) shall be refunded (or paid). If the disputed matter is not submitted to AAA but is arbitrated by arbitrators appointed in accordance with the procedures set forth above, each party shall pay the fees and expenses of the arbitrator appointed by it and the fees and expenses of the Third Arbitrator, if any, shall be borne equally by Landlord and Tenant. If the disputed matter is submitted to AAA for decision, the fees and expenses of such arbitration shall be borne by the parties in accordance with the Commercial Arbitration Rules of AAA.

     (e) If the disputed matter is not submitted to AAA in accordance with subparagraph (d), then each of the arbitrators selected or designated under this Article shall be reputable and independent MAI real estate appraisers with at least ten (10) years experience in the commercial real estate field and be familiar with other rental properties similar to the Building in Northern New Jersey.

     (f) Time shall be of the essence in Tenant's giving of the Renewal Notice and may not be extended or abbreviated for any reason. If Tenant fails to exercise any of its rights to extend the Term, Landlord may demand and Tenant shall deliver a letter that it has not so exercised such right, but Tenant's failure or refusal to give such a letter will not extend the time within which Tenant may exercise such right or create or bestow any other rights upon Tenant by reason thereof.

     30. Estoppel Certificates.

     (a) At any time and from time to time, Tenant shall execute, acknowledge and deliver to Landlord, or to anyone Landlord shall designate, a tenant estoppel certificate in form reasonably acceptable to Landlord or financial institutions requesting the same relating to matters customarily included in tenant estoppel certificates; and

     (b) Upon written request from Tenant, but in no event on more than two (2) occasions in any calendar year, Landlord shall execute, acknowledge and deliver to Tenant, or to anyone Tenant shall designate, an estoppel certificate in form reasonably acceptable to Tenant indicating whether this Lease remains in full force and effect, stating any modification hereto and whether Tenant is then in default with respect to any of its monetary obligations under this Lease.

     31. Miscellaneous.

     (a) This Lease contains the entire contract between the parties. No representative, agent or employee of Landlord has been authorized to make any representations or promises with reference to the leasing of the Demised Premises or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals, or extensions hereof, shall be binding unless reduced to writing and signed by Landlord and Tenant.

     (b) The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

     (c) Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease at any time when Tenant is in default beyond any applicable notice or grace period in the performance or observance of any of the covenants, agreement terms, provisions or conditions on its part to be performed or observed under this Lease.

     (d) The paragraph headings in this Lease are for convenience only and are not to be considered in construing the same.

     (e) If, in connection with obtaining financing for the Building, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or diminish the rights of Tenant hereunder or materially adversely affect the leasehold interest created hereby or impair the conduct of Tenant's business operations at the Demised Premises or diminish Landlord's responsibilities hereunder and such modifications do not affect the Term, rent, renewal rights or work letter allowances afforded Tenant hereunder.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                         LANDLORD:

                                         SAMMIS NEW JERSEY ASSOCIATES

                                         By: Gale & Wentworth, Inc., as
                                             authorized management agent

                                         By:  /s/ STANLEY C. GALE
                                              -------------------------------
                                         Name:   Stanley C. Gale
                                         Title:  President

                                         TENANT:

                                         DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.

                                         By:  /s/ MARK S. NEWMAN
                                              --------------------------------
                                         Name:   Mark S. Newman
                                         Title:  President and Chief Executive
                                                 Officer

                                   APPENDIX A

                                   EXHIBIT A

                                   FLOOR PLAN

         Floor Plan of Sammis Corporate Park, Third Floor, Building "A"

                              Scale 1/16" = 1'-0"

                           As referred to in Preamble

                                   EXHIBIT A

                                   Floor Plan

                                   [Diagram]

                                  APPENDIX A-1

                                  EXHIBIT A-1

                             SITE PLAN OF BUILDING

                           As referred to in Preamble

                                   EXHIBIT A-1

                             Site Plan of Building

                                   [Diagram]

                                  APPENDIX A-2

                                  EXHIBIT A-2

                              SITE PLAN OF COMPLEX

                           As referred to in Preamble

                                   EXHIBIT A-2

                              Site Plan of Complex

                                   [Diagram]

                                 EXHIBIT "A"-3

                               LEGAL DESCRIPTION

Lot 4.03 Block 202--Property known as Building "A" in The Morris County Financial Center, located in the Township of Parsippany-Troy Hills, County of Morris.

Consists of 6.14 acres of land and is located on Sylvan Way, Parsippany, New Jersey; more commonly known as 5 Sylvan Way.

                                  APPENDIX A-4

                                  EXHIBIT A-4

             FLOOR PLAN OF TEMPORARY SPACE IN SAMMIS CORPORATE PARK

                                FIRST FLOOR PLAN

                                  BUILDING "C"

                                 1/16" = 1'-0"

                                   EXHIBIT A-4

                         Floor Plan of Temporary Space

                                   [Diagram]

                                   APPENDIX B

                                   EXHIBIT B

                          LOCATION OF EXCLUSIVE SPACES

                                   EXHIBIT B

                          Location of Exclusive Spaces

                                   [Diagram]

                                  EXHIBIT "C"

                              WORK LETTER TO LEASE
                                    Between
                          Sammis New Jersey Associates
                                      and
                       Diagnostic/Retrieval Systems, Inc.

     Section 1.1. The provisions of this Exhibit shall have the same force and effect as if this Exhibit were a numbered Article of the Lease.

     Section 2.1. Landlord and Tenant have approved and do hereby incorporate by reference herein the design development documents for the construction of the Demised Premises as set forth on Exhibit "C-1" attached hereto (the "Design Development Documents") as well as the construction specifications as set forth on Exhibit "C-2" attached hereto (the "Construction Specifications"). Landlord agrees to construct the Demised Premises in accordance with the Design Development Documents and the Construction Specifications. The work, fixtures, equipment and improvements depicted on the Design Development Documents and the Construction Specifications are referred to in this Exhibit "C" as the "Tenant Improvements." The Tenant Improvements shall be completed in a good and workmanlike manner and in compliance with all applicable laws and regulations. Landlord warrants that the Tenant Improvements shall be free from defects for a period of one (1) year from and after the Commencement Date.

     Section 3.1. In the event that Tenant desires any change in the Design Development Documents and/or the Construction Specifications, Tenant shall submit to Landlord revised final plans setting forth the proposed change and instructing Landlord whether to cease work or cease any segment of work while the change is approved (in which case the delay shall be a Tenant Delay as hereinafter defined) or whether Landlord should continue constructing the Demised Premises in accordance with the Design Development Documents and the Construction Specifications notwithstanding the proposed change thereto. In the event that no such instructions are given, Landlord shall continue constructing the Demised Premises in accordance with the Design Development Documents and the Construction Specifications without regard to the proposed changes thereto. Within five (5) business days after receipt of any proposed change in the Design Development Documents and/or the Construction Specifications from Tenant, Landlord shall approve or reject same and if rejecting same shall state the reasons for such rejection. If Landlord has stopped work, or some segment thereof at Tenant's request, Landlord shall not recommence same until Landlord receives written instructions from Tenant authorizing the recommencement of such work. Upon the granting of any approval, Landlord shall notify Tenant of the amount, if any, of the cost associated with such new work ("Tenant's

Additional Finish Cost") arising therefrom and Landlord's estimate of the delay in completion that will be caused by such proposed revision to the Design Development Documents and/or the Construction Specifications. In the event of a rejection by Landlord of a proposed revision, Tenant may make changes to the proposed revision and resubmit it pursuant hereto. Upon receiving Landlord's approval to any revision, Tenant shall, as soon thereafter as practicable, but in no event in excess of five (5) business days, and understanding that any delay in responding may cause delays in completion substantially greater than the estimate given by Landlord, authorize the work that Tenant desires by approving in writing the work and the cost thereof, and submitting to Landlord signed and sealed revised final plans sufficient for Landlord to obtain all necessary permits and approvals to construct the Demised Premises in accordance with such revised final plans. Upon the submission of such revised final plans, such revised final plans shall become the Design Development Documents and the Construction Specifications hereunder. Any delay in completion caused by the revision to the Design Development Documents and the Construction Specifications, whether greater or less than Landlord's estimate, shall be a Tenant Delay (as hereinafter defined). Tenant shall pay to Landlord the amount of the Tenant's Additional Finish Cost within thirty (30) days after the issuance of a temporary or permanent certificate of occupancy for the Demised Premises. Tenant's Additional Finish Cost shall be Additional Rent, and Tenant shall pay such amount in full, without set-off or deduction.

     Section 3.2. If (a) a delay shall occur in the completion of the Demised Premises in accordance with the Design Development Documents and the Construction Specifications or any revised Design Development Documents and/or Construction Specifications by the Landlord as the result of (i) any delay in delivering any change to the Design Development Documents and/or the Construction Specifications to Landlord in the form required by Section 3.1 hereof, (ii) any direction by Tenant that the Landlord delay proceeding with the work or any segment of the work in anticipation of a possible revision to the Design Development Documents and/or the Construction Specifications by Tenant or for any other reason, (iii) any revision to the Design Development Documents and/or the Construction Specifications authorized by Tenant, or (iv) any other act or omission of Tenant, its agents, employees or contractors (any of such events being a "Tenant Delay"), then (b) the Commencement Date shall (even though no Certificate of Occupancy has been issued or the Demised Premises has not been completed) be deemed to be one day earlier than provided for in Paragraph 4(b) of the Lease for each day of such Tenant Delay.

     The extent of any Tenant Delay shall be determined in the following manner:
Landlord shall notify Tenant of the estimated length of the Tenant Delay involved as soon a practicable after the information necessary to estimate such Tenant Delay is available (which notice shall include the basis for the Landlord's estimate) and, as Landlord obtains the information to calculate the actual Tenant Delay, Landlord shall so notify Tenant, providing it with the basis used in calculating such Tenant Delay. In the event of a dispute concerning the length of any Tenant Delay, Landlord's calculation shall be used and the Commencement Date shall occur in accordance therewith, provided, however, that Tenant shall retain its right to challenge Landlord's calculation of the length of the Tenant Delay.

     Section 4.1. Landlord shall complete the Tenant Improvements for an amount equal to or less than One Hundred Forty-Four Thousand Seven Hundred and 00/100 ($144,700) dollars. Landlord represents that this amount is sufficient to complete the Tenant Improvements in accordance with the Design Development Documents and the Construction Specifications. Tenant shall have no obligation to contribute to the cost of the Tenant Improvements even if the amount exceeds $144,700 unless Tenant is required to pay for Tenant Additional Finish Cost pursuant to the provisions of Section 3.1 of this Exhibit C.

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                                 EXHIBIT "C-1"

                          DESIGN DEVELOPMENT DOCUMENTS

                                  EXHIBIT C-2

                          Construction Specifications

                                January 13, 1995

                          DIAGNOSTIC RETRIEVAL SYSTEMS

The construction cost for your new facility at 5 Sylvan Way in Parsippany, NJ has been determined based on the documents prepared by NSB Associates. The total cost will be One hundred forty-four thousand seven hundred Dollars ($144,700.00).

The scope of work includes:

1. Demolition of the partitions, removal of doors, frames and hardware. The removal of existing computer room and flooring. The removal of existing glass panels at offices, removal of existing electrical panels. Removal of existing ceiling system including light fixtures (save for reuse). All existing VCT and carpet shall be removed.

2.   Roofing work is included for new vent penetration from kitchen sink.

3.   Millwork is included at reception area. Also new kitchen cabinetry.

4. Glass work includes the reinstallation of glass panels at offices. Also, new door lite at reception, 1/4" tempered sliders and 1/4" tempered fixed lights with sandblasting.

5. The cost includes all new Sargent 10 series locksets and latchsets in bright brass finish. New door stops and closures where required. New doors to be solid core oak veneer (stain grade). New hollow metal frames to be KD type.

6. Drywall includes new one hour rated demising partition, new ceiling height partitions and new partitions with sound insulation where walls penetrate grid. Also includes taping and spackling, 3 coats.

7. The acoustical ceiling grid system shall be replaced. New ceiling tiles, similar to the existing, will be installed at the conference room, office No. 8 and office No. 9. Ceiling tiles salvaged from the demolition will be installed within the new grid in other areas.

                                                               January 13, 1995

8.   The flooring work shall be as follows:

     a. New carpet is estimated as Show/Stratton Commercial Design Series III, 30 oz. glue down.

     b. VCT at storage and kitchen (Room No. 11 and No. 12) estimated as Armstrong Stonetex.

     c.   All base figured as Kentile vinyl cove base at 4".

9. Painting includes one prime coat plus two finish coats of Benjamin Moore or equal wall plex. Door frames to receive one prime coat plus two finish coats of enamel paint. New doors shall be stained to match building standard and finished with two (2) coats of polyurethane.

10. Plumbing cost includes LK-PSR-2522 sink, delta 100 faucet, pipe covering, coffee maker water line, 15 gallon 277/2000 watt hot water heater, 1 1/2" vent pipe installation of dishwasher (dishwasher not included). Includes work performed under floor including core drilling of concrete slab and drain piping tie-in.

11. Price includes the relocation and/or addition of 40 recessed sprinkler heads. Includes draining of system and recharge.

12. The HVAC work includes the addition of two (2) new envirotech cooling only boxes and one (1) new envirotech cooling only box with end switch. Installation of new and relocated diffusers. Cap two existing VAV boxes. Relocate existing thermostats. Check and test of existing VAV boxes. Start and test, guarantee of new VAV boxes. Start up and air balance.

13. Electrical work includes all power and lighting requirements. New downlights, exit signage, poke-thrus at three (3) locations, relocation of 200 AMP panel to electrical closet, wiring for hot water heater, wire and transformer for electric strike at reception area. Electrical demolition is included under demolition. Install switches and receptacles as noted on the plans.

14. General Conditions include: supervision, project management, dumpster cost, final cleanup, building permits, zoning fees, certificate of occupancy fees and general items such as floor waxing. General cleanup is included as a part of each activity.

                                  EXHIBIT "D"

                             RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the exterior or interior Common Areas of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. No awning shall be permitted on any part of the Demised Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Demised Premises.

3. Landlord shall retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. All cleaning and janitorial services for the Building and the Demised Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Demised Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Demised Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

5. Landlord will furnish Tenant, free of charge, a reasonable number of keys to each door lock in the Demised Premises. Landlord may charge a reasonable amount for any additional keys requested by Tenant. Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Demised Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay

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


     Landlord therefor.

6. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

7. Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

8. Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

9. Tenant shall not use or keep in the Demised Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Demised Premises any foul or noxious gas or substance, or permit or allow the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Demised Premises any birds or animals.

10. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

11. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

12. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

13. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

14. Tenant shall close and lock the doors of the Demised Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenant and its employees leave the Demised Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

15. Tenant shall not obtain for use on the Demised Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking services upon the Demised Premises, except at such hours and under such regulations as may be fixed by Landlord.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown thereto. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees shall have caused it.

17. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Demised Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building.

18. Tenant shall not install any radio or television antenna, loud speaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

19. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Demised Premises or any part thereof. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Demised Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Demised Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

20. Tenant shall not install, maintain or operate upon the Demised Premises any vending machine without the written consent of Landlord.

21. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

22. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

23. Tenant shall store all its trash and garbage within the Demised Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

24. The Demised Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Demised Premises be used for any improper, immoral or objectional purpose. No cooking shall be done or permitted by any tenant on the Demised Premises, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

25. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

26. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as

     Tenant's address.

27. Tenant shall comply with all safety fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28. Tenant assumes any and all responsibility for protecting the Demised Premises from theft, robbery and pilferage.

29. The requirements of Tenant will be attended to only upon written application to the office of the Building Manager by an authorized individual.

30. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight.

31. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

32. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building. In the event of conflict between the provisions contained in this Lease and these Rules and Regulations the provisions of this Lease shall prevail.

33. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and the Complex and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

34. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                  EXHIBIT "E"

                             "HVAC SPECIFICATIONS"

The heating, ventilation and air conditioning system to be completed to provide interior conditions to 78 degrees Fahrenheit dry bulb and 50% relative humidity when outside conditions are 95 degrees Fahrenheit dry bulb and 75 degrees Fahrenheit wet bulb, and 68 degrees Fahrenheit dry bulb inside when outside temperatures are 0 degrees Fahrenheit. Duct work and diffusers to be provided for the partition layout and shall provide not less than 15 cubic feet of outside air per minute per occupant provided that in any given room or area the occupancy does not exceed one person per 150 square feet and total electric load does not exceed 4.00 watts per square foot for all purposes, including lighting and power.

                                  EXHIBIT "F"

                               BUILDING HOLIDAYS

Building Holidays shall be Washington's Birthday; Good Friday; Memorial Day; Independence Day; Labor Day; Thanksgiving Day and day after; Christmas Day; New Years Day; Monday before or Friday after if Christmas Day, New Years Day or Independence Day fall on Tuesday or Thursday; and Monday after or Friday before if Christmas Day, New Years Day or Independence Day fall on Saturday or Sunday.

                                   Exhibit G

                        Cleaning And Janitorial Schedule

                                General Cleaning

Nightly

Empty and clean all waste receptacles removing waste to a designated central location for disposal. Landlord is to provide for disposal of waste.

Empty and clean all ash trays and receptacles.

Remove finger marks and smudges from doors, door frames, walls, light switches and glass.

Weekly

Dust with treated cloths, all office furniture, that has been cleared of papers, boxes, and/or personal items, (including telephone shelving, window frames, sills up to 84" in height), chair rails, baseboards, and other surfaces.

                                     Floors

Group A--Granite, ceramic tile, marble, terrazzo.

Group B--Linotile, asphalt, koroseal, plastic vinyl, wood, rubber, or other composition floors and base.

Nightly

All floors in Group A to be swept, wet mopped and rinsed.

All floors in group B to be dry mopped.

Weekly

All floors in Group B to be damp mopped.

Every Six (6) Months

All floors to be scrubbed and buffed.

                                   Vacuuming

Nightly

Vacuum or carpet sweep all rugs and carpeted areas.

Monthly

Brush or dust by hand carpet edges inaccessible to high pressure vacuum attachments.

                                  High Dusting

Every Six Months

Dust all clothes closet shelving, pictures, charts, graphs, etc.

Dust clean all vertical surfaces such as walls, partitions, door bucks and other surfaces.

Dust all venetian blinds.

                                Special Services

Records and General Storage Area

Floors are to be broom cleaned weekly. Files and exposed open shelves dusted once every three (3) months.

                                 Other Services

Landlord shall supply all soap, towels, and toilet tissue in both men's and women's rooms and sanitary napkins in coin dispensers in the women's rooms.

Landlord will supply all coin operated dispensers and will be responsible for the servicing of same and for the collection of money from the machine.

During the term of the lease the dispenser price for sanitary napkins will not exceed a price equal to 150% of the wholesale price paid by the Landlord.

                                   Carpeting

In addition to the aforementioned nightly and weekly vacuuming. Landlord will do the following.

Weekly

All carpeting is to be spot cleaned removing all stains, smudges, and unsightly appearances.

                                     Glass

Monthly

Clean all partitions and furniture glass.

Annually

Clean all perimeter windows, both inside and out at least twice per annum.

                                    General

All lights are to be extinguished and the doors as specified by tenant are to be locked after cleaning is complete.

All personnel are to be uniformed and clean in appearance during business hours.

Cleaning of all private bathrooms and/or kitchen area will be subject to additional charges which will be determined on a case-by-case basis.